                               PARTICIPATION AGREEMENT

                                        among

                            TRIQUINT SEMICONDUCTOR, INC.,
                               WOLVERINE LEASING CORP.,
                               MATISSE HOLDING COMPANY

                                         and

                        UNITED STATES NATIONAL BANK OF OREGON



                                     May 17, 1996



                       Headquarters and Manufacturing Facility
                                  Dawson Creek Park
                                  Hillsboro, Oregon

                                  TABLE OF CONTENTS

SECTION 1.  DEFINITIONS; INTERPRETATION........................................2

SECTION 2.  CLOSING DATE.......................................................2

SECTION 3.  FUNDING COMMITMENTS; DISBURSEMENT OF ADVANCES......................2

 SECTION 3.1.  WOLVERINE COMMITMENT............................................2
 SECTION 3.2.  Matisse COMMITMENT..............................................2
 SECTION 3.3.  BANK'S COMMITMENT...............................................3
 SECTION 3.4.  PROCEDURES FOR ADVANCES, LOAN ADVANCES, AND DESIGNATION OF
 INTEREST RATES................................................................4
 SECTION 3.5.  ALLOCATION OF ADVANCES AMONG THE COMMITMENTS....................8
 SECTION 3.6.  INTEREST RATES AND PAYMENT DATES................................8
 SECTION 3.7.  COMPUTATION OF INTEREST........................................10
 SECTION 3.8.  PAYMENTS.......................................................11
 SECTION 3.9.  [Reserved......................................................11
 SECTION 3.10.  BASIC RENT....................................................11
 SECTION 3.11.  PURCHASE-PAYMENTS BY LESSEE...................................12
 SECTION 3.12.  RESIDUAL VALUE GUARANTEE AMOUNT PAYMENT BY LESSEE.............13
 SECTION 3.13.  Proceeds of Pledged Collateral................................13
 SECTION 3.14   SUPPLEMENTAL RENT.............................................13
 SECTION 3.15.  EXCEPTED PAYMENTS.............................................14
 SECTION 3.16.  DISTRIBUTION OF PAYMENTS AFTER LEASE EVENT OF DEFAULT.........14
 SECTION 3.17.  OTHER PAYMENTS................................................15
 SECTION 3.18.  CASUALTY AND CONDEMNATION PROCEEDS............................15
 SECTION 3.19.  ORDER OF APPLICATION..........................................16

SECTION 4.  FEES..............................................................16

 SECTION 4.1.  UPFRONT FEE....................................................16
 SECTION 4.2.  Administrative Fee.............................................16

SECTION 5.  CERTAIN INTENTIONS OF THE PARTIES.................................17

 SECTION 5.1.  Nature OF TRANSACTION..........................................17
 SECTION 5.2.  AMOUNTS DUE UNDER LEASE........................................18

SECTION 6.  CONDITIONS PRECEDENT TO LOAN AND LEASE ADVANCES...................19

 SECTION 6.1.  CONDITIONS PRECEDENT -- INITIAL ADVANCE........................19
 SECTION 6.2.  CONDITIONS PRECEDENT -- SUBSEQUENT ADVANCES....................23
 SECTION 6.3.  Further Conditions Precedent...................................25

SECTION 7.  COMPLETION DATE CONDITIONS........................................26

 SECTION 7.1. CONDITIONS......................................................26

SECTION 8.  REPRESENTATIONS...................................................27

 SECTION 8.1.  Representations of Wolverine...................................27
 SECTION 8.2.  Representations of Matisse.....................................29
 SECTION 8.3.  Representations of the Lessee..................................32
 SECTION 8.4.  Representations of the Lessee With Respect to the Property on
 each Funding Date............................................................36

SECTION 9.  PAYMENT OF CERTAIN EXPENSES.......................................39

 SECTION 9.1.  Transaction Expenses...........................................39
 SECTION 9.2.  Brokers' Fees and Stamp Taxes..................................40
 SECTION 9.3.  Obligations....................................................40

SECTION 10.  OTHER COVENANTS AND AGREEMENTS...................................41

 SECTION 10.1.  Covenants of the Lessee.......................................41
 SECTION 10.2.  Cooperation with the Lessee...................................45
 SECTION 10.3.  Covenants of Wolverine........................................46
 SECTION 10.4.  COVENANTS OF MATISSE..........................................49
 SECTION 10.5  BANK'S COVENANTS...............................................52

SECTION 11.  LOAN EVENTS OF DEFAULT AND REMEDIES..............................52

 SECTION 11.1.  LOAN EVENTS OF DEFAULT........................................52
 SECTION 11.2  Remedies.......................................................54

SECTION 12.  ARBITRATION......................................................55

 [SECTION 12.1.  Arbitration].................................................55

SECTION 13.  INDEMNIFICATION..................................................56

 SECTION 13.1.  General Indemnification.......................................56
 SECTION 13.2.  End of Term Indemnity.........................................60
 SECTION 13.3.  Environmental Indemnity.......................................61
 SECTION 13.4.  Proceedings in Respect of Claims..............................62
 SECTION 13.5.  General Impositions Indemnity.................................64
 SECTION 13.6.  FUNDING LOSSES................................................70
 SECTION 13.7.  [RESERVED]....................................................71
 SECTION 13.8.    BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR....71
 SECTION 13.9.  ILLEGALITY....................................................71
 SECTION 13.10.  INCREASED COST AND REDUCED RETURN............................72
 SECTION 13.11.  INDEMNITY PAYMENTS IN ADDITION TO RESIDUAL VALUE GUARANTEE
 AMOUNT; SURVIVAL.............................................................73

SECTION 14  MISCELLANEOUS.....................................................74

 SECTION 14.1.  SURVIVAL OF AGREEMENTS........................................74
 SECTION 14.2.  NO BROKER, ETC................................................74
 SECTION 14.3.  NOTICES.......................................................74
 SECTION 14.4.  COUNTERPARTS..................................................75
 SECTION 14.5.  AMENDMENTS....................................................75
 SECTION 14.6.  HEADINGS, ETC.................................................75

 SECTION 14.7.  PARTIES IN INTEREST...........................................75
 SECTION 14.8.  GOVERNING LAW.................................................75
 SECTION 14.9.  SEVERABILITY..................................................75
 SECTION 14.10.  LIMITATIONS OF WOLVERINE AND MATISSE'S LIABILITY.............76
 SECTION 14.11.  FURTHER ASSURANCES...........................................76
 SECTION 14.12.  SUBMISSION TO JURISDICTION...................................77
 SECTION 14.13.  WAIVER OF JURY TRIAL.........................................77
 SECTION 14.14.  USURY SAVINGS CLAUSE.........................................77

                               PARTICIPATION AGREEMENT


    THIS PARTICIPATION AGREEMENT, dated as of May 17, 1996 (this "PARTICIPATION AGREEMENT"), is entered into by and among TRIQUINT SEMICONDUCTOR, INC., a California corporation, as Lessee (together with its permitted successors and assigns, the "LESSEE"); WOLVERINE LEASING CORP., a Texas corporation (together with its permitted successors and assigns, "WOLVERINE"), MATISSE HOLDING COMPANY, a Texas corporation (together with its permitted successors and assigns, "Matisse") and UNITED STATES NATIONAL BANK OF OREGON (together with its successors and assigns, the "BANK").

                                PRELIMINARY STATEMENTS

     A. The Lessee has requested Wolverine, Matisse and the Bank to provide to the Lessee a lease facility pursuant to which Wolverine would (a) lease certain real property owned by Wolverine and more particularly described in EXHIBIT A attached hereto (the "Land") to the Lessee, and (b) using proceeds of loans from Bank and Matisse and certain equity funds provided by Matisse, make advances to cover the costs of certain improvements to such real property and to pay certain related financing costs, transaction expenses and other costs and expenses.

     B. Wolverine and Matisse have requested the Bank to provide them certain credit facilities pursuant to which the amounts to be advanced to the Lessee could be funded.

     C. Wolverine has requested Matisse to lend to Wolverine and make an equity investment in Wolverine using certain of the funds advanced to Matisse by Bank.

     D. The Lessee, Wolverine, Matisse and the Bank are willing to enter into such, lease and credit facilities upon the terms and subject to the conditions set forth herein.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      SECTION 1.

                             DEFINITIONS; INTERPRETATION

    Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX 1 hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX 1 hereto shall apply to this Participation Agreement.


                                      SECTION 2.

                                     CLOSING DATE

    The Closing Date shall occur on the earliest date (on or before June 20, 1996) on which all the conditions precedent thereto set forth in SECTIONS 6.1 and 6.3 hereof shall have been satisfied or waived by the applicable parties as set forth therein.


                                      SECTION 3.

                    FUNDING COMMITMENTS; DISBURSEMENT OF ADVANCES

    SECTION 3.1. WOLVERINE COMMITMENT. Subject to the conditions and terms hereof, Wolverine shall take the following actions at the written request of the Lessee from time to time during the Commitment Period:

         (a) at the request of the Lessee from time to time during the Commitment Period, make or cause to be made Lease Advances (out of funds provided by the Bank and Matisse in an amount not to exceed the sum of the Wolverine/Bank Commitment, the Wolverine/Matisse Commitment and the Matisse Equity Commitment) for the purpose of financing Property Costs; and

         (b)  lease the Property as lessor to the Lessee under the Lease.

    SECTION 3.2. MATISSE COMMITMENT. Subject to the terms and conditions hereof, Matisse agrees to make or cause to be made for the account of Wolverine during the Commitment Period, from Loan Advances made for the account of Matisse out of the proceeds of the Matisse/Bank Loan, advances of the Wolverine/Matisse Loan in an amount not to exceed the Wolverine/Matisse Commitment and equity contributions in an amount not to exceed the Matisse Equity Commitment for the purpose of funding Lease Advances to be made by Wolverine pursuant to SECTION
3.1 above, by making or causing to be made available for the account of Wolverine on each Funding Date an amount in immediately available funds equal to the amount of the Loan Advance under the Matisse/Bank Loan being funded on such Funding Date.

SECTION 3.3.  BANK'S COMMITMENTS.

    (a) WOLVERINE/BANK COMMITMENT. Bank agrees to make during the Commitment Period Loan Advances of the Wolverine/Bank Loan for the account of Wolverine in an amount not to exceed the Wolverine/Bank Commitment, for the purpose of funding Lease Advances to be made by Wolverine pursuant to SECTION 3.1 above by making available for the account of Wolverine on each Funding Date an amount in immediately available funds equal to the Wolverine/Bank Commitment Percentage of the amount of the Lease Advance being funded on such Funding Date.

    (b) MATISSE/BANK COMMITMENT. Subject to the terms and conditions hereof, Bank further agrees to make during the Commitment Period Loan Advances of the Matisse/Bank Loan for the account of Matisse in an amount not to exceed the Matisse/Bank Commitment, for the purpose of funding Advances to be made by Matisse to Wolverine under SECTION 3.2 above, by making available for the account of Matisse on each Funding Date an amount in immediately available funds equal to the Matisse/Bank Commitment Percentage of the amount of the Lease Advance being funded on such Funding Date.

    (c)  APPLICATION AS LEASE ADVANCES; LEASE ADVANCES ALLOCABLE TO MATISSE.
The Loan Advances by the Bank under the Wolverine/Bank Loan and the Matisse/Bank Loan shall be made by Bank directly to Lessee as Lease Advances for the account of Wolverine and Matisse, respectively, and all Lease Advances made for the account of Matisse from proceeds of Loan Advances under the Matisse/Bank Loan shall, as between Wolverine and Matisse, be deemed, to the extent of a percentage equal to the sum of the Wolverine/Matisse Commitment Percentage and Matisse Equity Percentage thereof, to be made by Matisse for the account of Wolverine.

    (d) ADVANCES DIRECTLY TO LESSEE. All Loan Advances shall be funded directly as Lease Advances to or at the direction of Lessee in accordance with the terms set forth herein (except for Interest Payment Advances, which shall be funded in accordance with SECTION 3.6(d) below), and neither Wolverine nor Matisse shall be entitled to receive the proceeds of Loan Advances directly. Wolverine and Matisse hereby consent to the disbursement of the Wolverine/Bank Loan and the Matisse/Bank Loan directly to the Lessee and for their accounts and further consent to and agree to be bound by all interest rate elections made by the Lessee pursuant hereto. If under any circumstances whatsoever, either Wolverine or Matisse shall ever come into possession of any proceeds of the Wolverine/Bank Loan or the Matisse/Bank Loan, it shall immediately return those funds to the Bank for disbursement to the Lessee in accordance herewith.

    SECTION 3.4. PROCEDURES FOR LEASE ADVANCES, LOAN ADVANCES, AND DESIGNATION OF INTEREST RATES.

         (a) FUNDING REQUESTS. With respect to each funding of a Lease Advance, the Lessee shall deliver to Wolverine and the Bank a Funding Request substantially in the form of EXHIBIT B (a "FUNDING REQUEST") specifying the amount and purpose of the Lease Advance requested, the payee of such Lease Advance and the information required in SECTION 3.4(b) below. The Lessee shall not request more than two (2) Funding Dates during any calendar month. Each Lease Advance shall be in a minimum amount equal to $500,000. Subject to the satisfaction or waiver of the conditions precedent to such Lease Advance set forth in SECTION 6, the Bank shall credit the Lessee's demand deposit account with the Bank with an amount equal to the amount of the Lease Advance so requested, not later than 12:00 noon, Portland, Oregon time, on the applicable Funding Date. Upon the Lessee's receipt of the funds provided by the Bank with respect to a Lease Advance, the Lessee shall use the Lease Advance provided to pay (or retain for reimbursement of) the costs described in the Funding Request.

         (b)  DESIGNATION OF INTEREST RATE IN CONNECTION WITH FUNDING REQUESTS.

              (i) Lessee shall have the right to elect that a Lease Advance be funded through a Loan Advance made as a Eurodollar Advance or a Alternate Base Rate Advance; PROVIDED that, unless the Bank shall otherwise agree in writing, Lessee may not elect that a Lease Advance be funded through a Loan Advance made as a Eurodollar Advance if
         (A) after giving effect to such Loan Advance there shall be more than three (3) different Eurodollar Advances outstanding at any time, or
         (B) the designated Interest Period or Rental Period for any requested Eurodollar Advance terminates after the Maturity Date.

              (ii) TIMING OF NOTICE. Each Funding Request shall be submitted to and received by Bank prior to 12:00 noon (Portland, Oregon time)
         (A) at least two (2) Business Days prior to the specified Funding Date, in the case of Eurodollar Advances; and (B) at least one (1) Business Day prior to the specified Funding Date, in the case of Alternate Base Rate Advances.

              (iii) CONTENTS OF NOTICE. In addition to the information required in SECTION 3.4(a), each Funding Request shall set forth the following information with respect to the Loan or Lease Advance subject thereto:

                   (A) a single, specific Funding Date, which shall be a Business Day;

                   (B) a single, exact amount for the Loan or Lease Advance, which shall be in an aggregate minimum principal amount of $500,000;

                   (C) if the Loan or Lease Advance is to be made as a Eurodollar Advance, the applicable Interest Period or Rental Period. If a Funding Request shall fail to specify the applicable Interest Period or Rental Period for any Eurodollar Advance requested, such Loan or Lease Advance will be made in accordance with SECTION 3.4(b)(v).

              (iv) FREQUENCY OF BORROWINGS. No more than two (2) Funding Requests may be given in any calendar month.

              (v) AUTOMATIC EURODOLLAR ADVANCE. Subject to SECTION 3.4(b)(i)-(iv), if in connection with any Funding Request, the Lessee shall fail to specify the applicable Interest Period or Rental Period for any Eurodollar Advance requested, such Loan or Lease Advance will be made as a Eurodollar Advance for an Interest Period or Rental Period equal to one month; PROVIDED, HOWEVER, that the Bank reserves the right not to have such Loan or Lease Advance constitute a one month Eurodollar Advance (and instead to make such Loan or Lease Advance as an Alternate Base Rate Advance) if (A) a Lease Event of Default shall exist, (B) after giving effect to the such Loan or Lease Advance there shall be (i) more than three (3) different Eurodollar Advances outstanding or (ii) the aggregate outstanding principal amount of all Eurodollar Advances having the same Interest or Rental Period shall have been reduced, by payment, prepayment, or partial conversion to less than $500,000, (C) the designated Interest Period or Rental Period terminates after the Maturity Date, or (D) any representations or warranties of the Lessee contained in or made pursuant to the Operative Documents, including those contained in
         SECTION 8.3, are not true and correct as of the date of the Requested Lease Advance (as defined in the Funding Request), both before and after giving effect to such Loan or Lease Advance.

         (c)  DESIGNATION OF INTEREST RATE IN CONNECTION WITH
    CONVERSION/CONTINUATION REQUESTS. Each conversion or continuation of an outstanding Alternate Base Rate Advance or Eurodollar Advance shall be made upon the irrevocable written notice delivered to the Bank by Lessee in the form of a request, substantially in the form of EXHIBIT C (a
    "Conversion/Continuation Request"), as follows:

              (i) DESIGNATION OF INTEREST RATE. Lessee shall have the right to make the following elections with respect to the conversion or continuation of any outstanding Alternate Base Rate Advance or Eurodollar Advance:

                   (A) to convert, on any Business Day, any Alternate Base Rate Advance, in a minimum principal amount of $500,000, into a Eurodollar Advance; or

                   (B) to convert, on the last day of any Interest or Rental Period with respect to a Eurodollar Advance (or, on any other day of any Interest or Rental Period, upon payment of any loss or expense incurred or sustained by the Bank with respect to the early termination of such Eurodollar Advance prior to the last day of the Interest or Rental Period as provided in SECTION 13.6), such Eurodollar Advance into a Alternate Base Rate Advance; or

                   (C) to continue, on the last day of any Interest or Rental Period with respect to a Eurodollar Advance (or, on any other day of any Interest or Rental Period, upon payment any loss or expense incurred or sustained by the Bank with respect to the early termination of such Eurodollar Advance prior to the last day of the Interest or Rental Period as provided in SECTION 13.6), such Eurodollar Advance (or any part thereof in a minimum principal amount of $500,000) for a subsequent Interest Period or Rental Period;

              PROVIDED, that unless the Bank shall otherwise agree in writing, Lessee may not elect to have any outstanding Eurodollar Advance or Alternate Base Rate Advance (or any portion thereof) continued as or converted into a Eurodollar Advance if (A) a Lease Event of Default shall exist, (B) after giving effect to the such continuation or conversion there shall be more (i) than three (3) different Eurodollar Advances outstanding or (ii) the aggregate outstanding principal amount of all Eurodollar Advances having the same Interest or Rental Period shall have been reduced, by payment, prepayment, or partial conversion to less than $500,000, or (C) the designated Interest or Rental Period terminates after the Maturity Date

              (ii) TIMING OF NOTICE. Each Conversion/Continuation Request shall be submitted to and received by Bank prior to 12:00 noon (Portland, Oregon time): (A) at least two (2) Business Days prior to the Pricing Conversion Date of any outstanding Loan Advance or Lease Advance to be converted into or continued as a Eurodollar Advance; and
         (B) at least one (1) Business Day prior to the Pricing Conversion Date of any outstanding Loan Advance or Lease Advance to be converted into or continued as a Alternate Base Rate Advance.

              (iii) CONTENTS OF NOTICE. The Conversion/Continuation Request shall set forth the following information with respect to the Loan or Lease Advance subject thereto:

                   (A)  the Pricing Conversion Date, which shall be a Business
              Day;

                   (B) the amount of the Eurodollar Advance or Alternate Base Rate Advance to be converted or continued;

                   (C) whether such Loan or Lease Advance is to be converted into/continued as a Eurodollar Advance or a Alternate Base Rate Advance; and

                   (D) if such Loan or Lease Advance (or any portion thereof) is to be converted into/continued as a Eurodollar Advance, the applicable Interest Period or Rental Period.

         (d) AUTOMATIC CONVERSION - EURODOLLAR ROLLOVER. Subject to SECTION 3.4(e), if the Bank does not receive a timely Conversion/Continuation Request under SECTION 3.4(c), any outstanding Eurodollar Advance shall automatically continue for a subsequent Interest Period equal to one month, without notice to the Bank, effective on the last day of the applicable Interest Period or Rental Period, provided that as of such date, the Lessee shall be deemed to have made each of the certifications set forth in the Conversion/Continuation Request; PROVIDED, HOWEVER, that the Bank reserves the right not to have any outstanding Eurodollar Advance continued as a Eurodollar Advance if (A) a Lease Event of Default shall exist, (B) after giving effect to the such continuation there shall be more (i) than three
    (3) different Eurodollar Advances outstanding or (ii) the aggregate outstanding principal amount of all Eurodollar Advances having the same Interest or Rental Period shall have been reduced, by payment, prepayment, or partial conversion to less than $500,000, (C) the designated Interest or Rental Period terminates after the Maturity Date, or (D) any representations or warranties of the Lessee contained in or made pursuant to the Operative Documents, including those contained in SECTION 8.3, is not true and correct in all material respects as of the Pricing Conversion Date, both before and after giving effect to the continuation of the Eurodollar Advance.

         (e) AUTOMATIC CONVERSIONS - ALTERNATE BASE RATE. Any outstanding Eurodollar Advance shall automatically convert to a Alternate Base Rate Advance, effective on the last day of the applicable Interest Period or Rental Period, if as of such date:

              (i) LEASE EVENT OF DEFAULT. A Lease Event of Default shall exist;

              (ii) FAILURE TO MAINTAIN MINIMUM LOANS. If the aggregate outstanding principal amount of Eurodollar Advances having the same Interest or Rental Period shall have been reduced, by payment, prepayment, or partial conversion to be less than $500,000

              (iii) EURODOLLAR ADVANCES.   After giving effect to the such
         continuation there shall be (i) more than three (3) different
         Eurodollar

         Advances outstanding or (ii) the aggregate outstanding principal amount of all Eurodollar Advances having the same Interest or Rental Period shall have been reduced, by payment, prepayment, or partial conversion to less than $500,000;

              (iv) INTEREST PERIOD EXCEEDS MATURITY DATE. The designated Interest or Rental Period terminates after the Maturity Date; or

              (v) REPRESENTATIONS AND WARRANTIES. Any representations or warranties of the Lessee contained in or made pursuant to the Operative Documents, including those contained in SECTION 8.3, are not true and correct as of the Pricing Conversion Date, both before and after giving effect to such conversion.

    SECTION 3.5. ALLOCATION OF ADVANCES AMONG THE COMMITMENTS. The amount of each Lease Advance funded by the Bank through Loan Advances pursuant to SECTION
3.4 shall irrevocably and unconditionally be deemed, as of the time such Loan Advance is credited to the account of the Lessee, to be, and shall for all purposes of the Operative Documents be: (i) a Loan Advance of the proceeds of the Wolverine/Bank Loan by Bank for the account of Wolverine, in an amount equal to the Wolverine/Bank Commitment Percentage of the amount of such Lease Advance, which advance shall be evidenced by the Wolverine/Bank Note and shall reduce the Available Wolverine/Bank Commitment; and (ii) a Loan Advance of the proceeds of the Matisse/Bank Loan by Bank for the account of Matisse, in an amount equal to the Matisse/Bank Commitment Percentage of the amount of such Lease Advance, which advance shall be evidenced by the Matisse Note and shall reduce the Available Matisse/Bank Commitment. That portion of the amount of such Lease Advance deemed in accordance with the provisions of clause (ii) above to be a Loan Advance of the proceeds of the Matisse/Bank Loan by Bank for the account of Matisse shall irrevocably and unconditionally be deemed, as of the time such Lease Advance is credited to the account of the Lessee, to be, and shall for all purposes of the Operative Documents be: (A) a Loan Advance of the proceeds of the Wolverine/Matisse Loan by Matisse for the account of Wolverine, in an amount equal to the Wolverine/Matisse Commitment Percentage of the amount of such Loan Advance of the proceeds of the Matisse/Bank Loan, which shall be evidenced by the Wolverine/Matisse Note and shall reduce the Available Wolverine/Matisse Commitment; and (B) an equity contribution by Matisse to Wolverine in an amount equal to the Matisse Equity Commitment Percentage of the amount of such Loan Advance of the proceeds of the Matisse/Bank Loan and shall reduce the Available Matisse Equity Commitment.

    SECTION 3.6.  INTEREST RATES AND PAYMENT DATES.

         (a) RATES. Subject to SECTION 3.6(b), each Loan Advance shall bear interest on the outstanding principal amount thereof from the date such Loan Advance is made until the date such Loan Advance becomes due (or, if earlier, the date such Loan Advance is repaid) at a rate per annum equal to the Eurodollar

    Rate or the Alternate Base Rate, as designated in accordance with
    SECTION 3.4, PLUS the Applicable Margin. Any additional interest or other amounts required to be paid under the terms of the promissory note evidencing such loan shall be payable as provided therein.

         (b) OVERDUE SUMS. If all or a portion of (i) the amount of any Loan Advance, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid within five (5) Business Days after the date on which such payment is due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

         (c) SCHEDULED PAYMENTS. Interest on the Wolverine/Bank Loan, interest on the Matisse/Bank Loan and interest on the Wolverine/Matisse Loan shall be payable in immediately available funds (except as provided in PARAGRAPH (d) below) in arrears on each Scheduled Payment Date, PROVIDED that (i) interest accruing pursuant to PARAGRAPH (b) of this SECTION 3.6 shall be payable from time to time on demand, (ii) any prepayment of any portion of the Wolverine/Bank Loan, the Matisse/Bank Loan or the Wolverine/Matisse Loan shall be accompanied by accrued interest to the date of such prepayment on the amount so prepaid, (iii) upon any prepayment, Wolverine and Matisse shall also pay such additional sums as are then payable under the promissory notes evidencing the loans made to them, and
    (iv) such interest shall be paid in accordance with SECTION 3.6(d) during the Commitment Period.

         (d)  INTEREST AND RENTAL PAYMENT ADVANCES.  On each date which is two
    (2) Business Days prior to each Scheduled Payment Date during the Commitment Period, the Lessee shall be deemed to have requested a Lease Advance pursuant to SECTION 3.4 constituting an Interest Payment Advance (under the Wolverine/Bank Loan and Matisse/Bank Loan) and a Rental Payment Advance (under the Lease) in an amount equal to the aggregate accrued but unpaid interest on the Wolverine/Bank Loan and the Matisse/Bank Loan and the accrued Basic Rent under the Lease through such Scheduled Payment Date (and not previously covered by an Interest Payment Advance or Rental Payment Advance made or deemed made hereunder), which Lease Advance shall be made as a one-month Eurodollar Advance, unless (A) a Lease Event of Default shall exist, (B) after giving effect to such Lease Advance there shall be (i) more than three (3) different Eurodollar Advances outstanding or (ii) the aggregate outstanding principal amount of all Eurodollar Advances having the same Interest or Rental Period shall have been reduced, by payment, prepayment, or partial conversion to less than $500,000, (C) the designated Interest Period or Rental Period terminates after the Maturity Date, (D) the Lessee requests that such Lease Advance be made as an Alternative Base Rate Advance or as a Eurodollar Advance with a longer Interest Period or Rental Period, in which case such Lease Advance shall be made as an

    Alternative Base Rate Advance or as a Eurodollar Advance with a longer Interest Period or Rental Period. The Funding Date with respect to any such Interest Payment Advance or Rental Payment Advance shall be the relevant Scheduled Payment Date (PROVIDED that each such Interest Payment Advance or Rental Payment Advance shall be subject to satisfaction of the applicable conditions precedent set forth in SECTION 6) and the proceeds of such payment shall be applied to pay such accrued interest and Basic Rent, as the case may be; proceeds applied to pay accrued but unpaid interest on the Matisse/Bank Loan shall discharge the obligation of Wolverine to pay accrued but unpaid Basic Interest under the Wolverine/Matisse Loan (in an amount not to exceed the accrued but unpaid Basic Interest on the Wolverine/Matisse Loan through the Scheduled Payment Date in question). On each Funding Date on which an Interest Payment Advance is funded, the Property Costs shall be increased by an amount equal to the Interest Payment Advance so made. Each Interest Payment Advance shall be allocated among the Wolverine/Bank Commitment, the Matisse/Bank Commitment, the Wolverine/Matisse Commitment and the Matisse Equity Commitment in accordance with the provisions of SECTION 3.5 above.

         (e) PREPAYMENT. Loan Advances may be prepaid prior to the Expiration Date only upon any purchase or sale of the Property prior to the Expiration Date pursuant to the terms of the Lease; PROVIDED, HOWEVER, that, if any such purchase or sale occurs on any day which is not the last day of an Interest Period for such advance, the Lessee shall also pay on the date of such purchase or sale all amounts payable under SECTION 13.6 hereof. Loan Advances so prepaid may not be reborrowed.

         (f) PAYMENTS DUE UPON MATURITY. Wolverine shall repay the Wolverine/Bank Loan plus all accrued but unpaid interest thereon and all other sums due under the promissory note evidencing such loan on the Maturity Date. Wolverine shall repay the Wolverine/Matisse Loan plus all accrued but unpaid interest thereon and all other sums due under the promissory note evidencing such loan on the Maturity Date. Matisse shall repay the Matisse/Bank Loan plus all accrued but unpaid interest thereon and all other sums due under the promissory note evidencing such loan on the Maturity Date.

         (g) PURCHASE OPTION. The parties acknowledge that Lessee has the right to exercise the Purchase Option set forth in SECTION 20.1 OF THE LEASE on the terms set forth therein.

    SECTION 3.7.  COMPUTATION OF INTEREST.

         (a) CALCULATION, EFFECTIVE DATE OF CHANGES. Whenever they are calculated on the basis of the Alternate Base Rate, interest and Basic Rent shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Basic Rent shall be calculated on the basis of a 360-day year for the actual days elapsed. The Bank shall as soon as practicable notify the Lessee of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan Advance or in the rate of Basic Rent on any Lease Advance resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements (and resulting changes in Basic Rent) shall become effective as of the opening of business on the day on which such change becomes effective. The Bank shall as soon as practicable notify the Lessee of the effective date and the amount of each such change in interest rate.

         (b) DETERMINATIONS BINDING. Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on Wolverine, Matisse and the Lessee in the absence of manifest error. The Bank shall, at the request of such parties, deliver to such parties a statement showing the quotations used by the Bank in determining any interest rate pursuant to SECTIONS 3.4, 3.6 AND 3.7(a).

    SECTION 3.8. PAYMENTS. All payments (including prepayments) to be made by the Lessee, Wolverine or Matisse under the Operative Documents to the Bank, whether on account of principal, interest, Basic Rent, Supplemental Rent, or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, Portland, Oregon time, on the due date thereof to United States National Bank of Oregon, Oregon Commercial Loan Servicing, Plaza Building 7th Floor, P.O. Box 5308, Portland, Oregon 97228, in Dollars and in immediately available funds; provided, however, that Lessee may designate in writing an account maintained with the Bank from which such payments may be debited on the due date thereof. Such designation shall remain in effect until the Bank is notified in writing that the designation is canceled. The Bank shall distribute such payments in accordance with the succeeding provisions of this ARTICLE III promptly upon receipt. If any payment under the Operative Documents becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

    SECTION 3.9.  RESERVED.

    SECTION 3.10. BASIC RENT. Each payment (or portion thereof) of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Bank shall be applied first to pay accrued but unpaid interest on the Wolverine/Bank Loan and the Matisse/Bank Loan, including any interest accrued at the Overdue Rate (pro rata in accordance with the respective outstanding balances of the Wolverine/Bank Loan and the Matisse/Bank Loan), and then, any residue shall be deposited into an account for Matisse to be established at the Bank. That portion of the payment so applied to pay interest on the Matisse/Bank Loan in an amount equal to the Wolverine/Matisse Commitment Percentage thereof shall be deemed to pay accrued but unpaid interest on the Wolverine/Matisse Loan.

    SECTION 3.11. PURCHASE PAYMENTS BY LESSEE. Any payment received by the Bank as a result of:

         (a) the purchase of the Property in connection with Lessee's exercise of its Purchase Option under SECTION 20.1 OF THE LEASE, or

         (b) Lessee's compliance with its obligation to purchase the Property in accordance with SECTION 20.2 OF THE LEASE, or

         (c) the payment of the Asset Termination Value in accordance with SECTIONS 16.2(b), 16.3 OR 16.4 OF THE LEASE, or

         (d) the Lessee failing to fulfill one or more of the conditions to exercise of the Remarketing Option pursuant to SECTION 22.1 OF THE LEASE and the Bank's receipt pursuant to the next-to-last paragraph of SECTION
    22.1 OF THE LEASE of the Asset Termination Value in accordance with SECTION
    20.2 OF THE LEASE, or

         (e) the sale of the Property sold pursuant to the Lessee's exercise of the Remarketing Option pursuant to ARTICLE XXII OF THE LEASE, together with any payment made by the Lessee as a result of an appraisal pursuant to
    SECTION 13.2 OF THIS AGREEMENT,

shall be applied first to pay the outstanding principal balance of the Wolverine/Bank Loan and the Matisse/Bank Loan plus accrued but unpaid interest, including any interest accrued at the Overdue Rate (pro rata in accordance with the respective outstanding balances of the Wolverine/Bank Loan and the Matisse/Bank Loan), until such loans are paid in full, and then any residue (but not in excess of any then accrued but unpaid Basic Rent not paid to Bank under the preceding provisions of this Section, as certified to Bank jointly by Lessee and Matisse) shall be paid to Matisse; provided, however, that if the amount paid to the Bank is insufficient to pay such loans in full, then the amount so paid to the Bank plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, shall be applied first to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Wolverine/Bank Loan until such loan is paid in full, then to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Matisse/Bank Loan until such loan is paid in full. That portion of any such payment applied to pay the principal of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Matisse/Bank Loan shall be deemed, as between Wolverine and Matisse, to reduce in an amount equal to the Wolverine/Matisse Commitment Percentage of such payment, the outstanding principal of, accrued but unpaid interest on and all other amounts payable under the Wolverine/Matisse Loan. In case the amount so received shall exceed the sums described herein the balance shall be paid to the Lessee.

    SECTION 3.12. RESIDUAL VALUE GUARANTEE AMOUNT PAYMENT BY LESSEE. The payment by the Lessee of the Residual Value Guarantee Amount to the Bank in accordance with ARTICLE XXII OF THE LEASE upon the Lessee's exercise of the Remarketing Option shall be applied to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Wolverine/Bank Loan and the Matisse/Bank Loan (pro rata in accordance with the respective outstanding balances of the Wolverine/Bank Loan and the Matisse/Bank Loan) until such loans are paid in full, and then any residue (but not in excess of any then accrued but unpaid Basic Rent not paid to Bank under the preceding provisions of this Section, as certified to Bank jointly by Lessee and Matisse) shall be paid to Matisse; provided, however, that if the amount paid to the Bank is insufficient to pay such loans in full, then the amount so paid to the Bank shall be applied first to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Wolverine/Bank Loan until such loan is paid in full, then to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Matisse/Bank Loan until such loan is paid in full. That portion of any such payment applied to pay the principal of the Matisse/Bank Loan plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, shall be deemed, as between Wolverine and Matisse, to reduce in an amount equal to the Wolverine/Matisse Commitment Percentage of such payment, the outstanding principal of, accrued but unpaid interest on and all other amounts payable under the Wolverine/Matisse Loan. In case the amount so received shall exceed the sums described herein the balance shall be paid to the Lessee.

    SECTION 3.13. PROCEEDS OF PLEDGED COLLATERAL. Any payments received by the Bank as proceeds of Pledged Collateral shall be applied to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Wolverine/Bank Loan until it is paid in full, and then to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Matisse/Bank Loan until such loan is paid in full. If the amount paid to the Bank exceeds the amount necessary to pay such loans in full, the balance, if any, shall be distributed to, or as directed by, the Lessee. That portion of any such payment applied to pay the principal of the Matisse/Bank Loan plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, shall be deemed, as between Wolverine and Matisse, to reduce in an amount equal to the Wolverine/Matisse Commitment Percentage of such payment, the outstanding principal of, plus accrued but unpaid interest on and all other sums payable on the Wolverine/Matisse Loan.

    SECTION 3.14 SUPPLEMENTAL RENT. All payments of Supplemental Rent received by Wolverine, Matisse or the Bank (excluding any amounts payable pursuant to the preceding provisions of this SECTION 3) shall be paid promptly by such Person upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

    SECTION 3.15. EXCEPTED PAYMENTS. Notwithstanding any other provision of this Agreement or the Operative Documents, any Excepted Payment received at any time by Wolverine, Matisse or the Bank shall be paid promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

    SECTION 3.16. DISTRIBUTION OF PAYMENTS AFTER LEASE EVENT OF DEFAULT. All payments received and amounts realized by Wolverine, Matisse or the Bank after any Lease Event of Default exists, including proceeds from the sale of any of the Property, proceeds of any amounts from any insurer or any Governmental Authority in connection with any Casualty or Condemnation, or from the Lessee as payment in accordance with the Lease, including any payment received from the Lessee pursuant to ARTICLE XVII THE LEASE, shall, if received by Wolverine or Matisse, be paid to the Bank as promptly as possible and shall be distributed by the Bank as promptly as possible in the following order of priority:

         FIRST, so much of such payment or amount as shall be required to reimburse the Bank for any tax, expense or other loss incurred by the Bank with respect to the Lease in accordance with the Operative Documents shall be distributed to it for its own account;

         SECOND, so much of such payments or amounts as shall be required to reimburse the Bank as assignee of lessor's interest in the Lease for payments made by it to cure defaults under the Lease pursuant to SECTION
    18.1 OF THE LEASE (to the extent not previously reimbursed) and to pay the Bank the amounts payable to it pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to the Bank;

         THIRD, (i) in the case of a sale of the Property, in the order of priority set forth in SECTION 3.13 and (ii) in all other cases, to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Wolverine/Bank Loan and the Matisse/Bank Loan (pro rata in accordance with the respective outstanding balances of the Wolverine/Bank Loan and the Matisse/Bank Loan) until such loans are paid in full, and then any residue (but not in excess of any then accrued but unpaid Basic Rent not paid to Bank under the preceding provisions of this Section, as certified to Bank jointly by Lessee and Matisse) shall be paid to Matisse; provided, however, that if the amount paid to the Bank is insufficient to pay such loans in full, then the amount so paid to the Bank shall be applied first to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Wolverine/Bank Loan until such loan is paid in full, then to pay the outstanding principal balance of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Matisse/Bank Loan until such loan is paid in full. That portion of any such payment applied to pay the principal of, plus accrued but unpaid interest, including any interest accrued at the Overdue Rate, on the Matisse/Bank Loan shall be deemed, as between Wolverine and

    Matisse, to reduce the outstanding principal of, accrued but unpaid interest on and all other amounts payable on the Wolverine/Matisse Loan;

         FOURTH, to Wolverine, to the extent of any unpaid amount due to Wolverine from Lessee pursuant to SECTION 13;

         FIFTH, to Matisse, to the extent of any unpaid amount due to Matisse from Lessee pursuant to SECTION 13;

         SIXTH, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.
    SECTION 3.17.  OTHER PAYMENTS.

         (a) Except as otherwise provided in SECTIONS 3.10, 3.11, 3.16 and PARAGRAPH (b) below,

              (i) any payment received by the Bank for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this SECTION 3, and

              (ii) all payments received and amounts realized by the Bank as assignee of Lessor's interest under the Lease or otherwise with respect to the Property to the extent received or realized at any time after indefeasible payment in full of the Wolverine/Bank Loan and the Matisse Loan, shall be distributed forthwith by the Bank in the order of priority set forth in SECTION 3.11 (in the case of any payment described in CLAUSE (i) above) or in SECTION 3.16 hereof (in the case of any payment described in CLAUSE (ii) above), except, that in the case of any payment described in CLAUSE (ii) above, such payment shall be distributed omitting CLAUSE THIRD of such SECTION 3.16; and the balance, if any (in the case of any payment described in CLAUSE (i) OR (ii) above), shall be distributed to, or as directed by, the Lessee.

         (b) Except as otherwise provided in SECTIONS 3.10 and 3.11 hereof, any payment received by the Bank for which provision as to the application thereof is made in an Operative Document but not elsewhere in this SECTION 3 shall be distributed forthwith by the Bank to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

    SECTION 3.18. CASUALTY AND CONDEMNATION PROCEEDS. Any proceeds payable to the Lessor under the Lease as a result of a Casualty or Condemnation pursuant to
SECTION 15.1 OF THE LEASE (but excluding any amounts payable pursuant to SECTION
16.2 OF THE LEASE) shall, if no Lease Event of Default exists, be paid over to the Lessee for the rebuilding or restoration of that portion of the Property affected by such Casualty or

Condemnation, and any excess proceeds shall be applied pursuant to SECTION 3.19 OF THIS AGREEMENT. If a Lease Event of Default exists, then during the continuance of such Lease Event of Default, all such proceeds shall be delivered pursuant to the Investment Collateral Security Agreement to be held as collateral and invested in Treasury Securities having the shortest possible maturity from the date of purchase (in which case the collateral release provisions of SECTION 3.3(c) OF THE INVESTMENT COLLATERAL SECURITY AGREEMENT shall not apply to such proceeds, and the amount of Pledged Collateral required to be held pursuant to the Investment Collateral Security Agreement shall be increased by the amount of such proceeds for so long as and to the extent that such proceeds shall remain in the account described therein, pending their release to the Lessee in compliance with the Lease) and upon exercise of the Lessor's remedies under the Operative Document shall be distributed pursuant to
SECTION 3.16.

    SECTION 3.19. ORDER OF APPLICATION. To the extent any payment made pursuant to SECTIONS 3.11, 3.12, 3.13, 3.16, or 3.17 is insufficient to pay in full outstanding principal balance of, plus accrued but unpaid interest on, the Wolverine/Bank Loan and the Matisse Bank Loan, then each such payment shall be applied first to accrued interest and then to principal (in each case except as otherwise expressly provided herein, pro rata between the Wolverine/Bank Loan and the Matisse/Bank Loan). Any payments made (i) on a day other than the last day of an Interest Period for any Loan Advance shall be applied first to any Alternate Base Rate Advances then outstanding and then to any Eurodollar Advances then outstanding, in the order designated in writing by Lessee, or, if Lessee has made no such designation, in the order of such Eurodollar Advances' stated maturities and (ii) on the last day of an Interest Period for any Eurodollar Advance shall be applied first to such maturing Eurodollar Advance, then to any Alternate Base Rate Advances outstanding, and then to any other Eurodollar Advances then outstanding, in the order of such Eurodollar Advances' stated maturities.


                                      SECTION 4.

                                         FEES

    SECTION 4.1. UPFRONT FEE. The Lessee shall pay to the Bank for its own account the Upfront Fee on or before the Closing Date, and as a condition to the initial Lease Advance.

    SECTION 4.2. ADMINISTRATION FEE. The Lessee shall pay to Wolverine for its own account an annual administrative fee of $2,500 which shall be payable in advance on the Closing Date and on each anniversary thereof during the Term.

                                      SECTION 5.

                          CERTAIN INTENTIONS OF THE PARTIES

    SECTION 5.1.  NATURE OF TRANSACTION.

         (a) It is the intent of the parties hereto that: (i) the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is to be treated as a financing arrangement for the construction and term financing of the Property (and not as a "true lease"). Accordingly, and notwithstanding any provision of this Participation Agreement to the contrary, the parties hereto agree and declare that: (i) the transactions contemplated by the Lease are intended to have a dual, rather than single, form; and (ii) all references in this Participation Agreement to the "lease" of the Property which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of the parties hereto as to the true form of such arrangements.

         (b)  It is the intent of the parties hereto that (i) subject to
    ARTICLE XXII OF THE LEASE, the obligations of the Lessee under the Lease to pay Basic Rent and Supplemental Rent or Asset Termination Value in connection with any purchase of the Property pursuant to the Lease shall be treated as payments of interest on and principal of, respectively, loans from the Bank and Matisse through Wolverine to the Lessee, and (ii) the Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property to Wolverine and, as a result of the Assignment of Lease-Related Documents, to the Bank, as collateral agent for itself and Matisse, which, together with the other Lease-Related Documents, secure the Lessee's performance and payment of all amounts under the Lease and the other Operative Documents. Nevertheless, the Lessee acknowledges and agrees that neither the Bank, nor Matisse, nor Wolverine has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. Furthermore, the Lessee acknowledges and agrees that neither the Bank, nor Matisse, nor Wolverine has made any representations or warranties to the Lessee concerning any reporting requirements under applicable securities laws, and the Lessee assumes full responsibility (i) for any disclosures made by Lessee, or that should be made by Lessee, or that are required to be made to any security holders of Lessee, under or with respect to any applicable laws, (ii) for the accurate financial reporting by Lessee of the transactions contemplated by the Operative Documents, and (iii) for the accuracy of any press release issued by Lessee with respect to the transactions contemplated by the Operative Documents, it being understood that each of the Bank, Matisse, and Wolverine disclaim any obligation with respect thereto or in connection therewith.

         (c) Specifically, without limiting the generality of SECTION 5.1(b) and subject to ARTICLE XXII OF THE LEASE, the parties hereto intend and agree that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Operative Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, Wolverine, Matisse or the Bank or any enforcement or collection actions, the transactions evidenced by the Operative Documents are loans made by the Bank and Matisse through Wolverine as unrelated third party lenders to the Lessee secured by the Property and the Pledged Collateral.

         (d)  Specifically, without limiting the generality of SECTIONS 5.1(a),
    (b) and (c), the parties hereto intend and agree that, for purposes of filing federal, state and local returns, reports and other statements relating to income or franchise taxes, or any other taxes imposed upon or measured by income, (i) the transactions contemplated by the Operative Documents shall be treated as a financing arrangement for the construction and term financing of the Property (rather than as a "true lease") and the Lessee shall be entitled to take any deduction, credit, allowance or other reporting position consistent with such treatment; and (ii) neither Wolverine, nor Matisse, nor the Bank shall take a position on its federal, state and local returns, reports and other statements relating to income or franchise taxes that is inconsistent with such treatment. Matisse and the Bank acknowledge and agree that they have no legal or beneficial ownership interest in the Property except for the interest of a secured party.

    SECTION 5.2. AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, Wolverine, Matisse and the Bank that: (i) subject to ARTICLE XXII OF THE LEASE, the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be at least equal to the aggregate payments due to the Bank under the Wolverine/Bank Loan and the Matisse/Bank Loan on each Payment Date; (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Property under the Lease, the Wolverine/Bank Loan, the Matisse/Bank Loan, all accrued fees and all of the interest on overdue amounts thereon and all other obligations of the Lessee owing to Wolverine, Matisse and the Bank shall be paid in full by the Lessee; (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall only be required to pay, or cause to be paid, the proceeds of the sale of the Property, the Residual Value Guarantee Amount and any amounts due pursuant to SECTION 13 OF THIS PARTICIPATION AGREEMENT and ARTICLE XXII OF THE LEASE (which aggregate amounts may be less than the Asset Termination Value); and

(iv) upon a Lease Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Asset Termination Value, plus all other amounts then due from the Lessee to the Bank, Matisse and Wolverine under the Operative Documents.


                                      SECTION 6.

                   CONDITIONS PRECEDENT TO LOAN AND LEASE ADVANCES

    SECTION 6.1. CONDITIONS PRECEDENT -- INITIAL ADVANCE. The obligation of the Bank to make the initial Loan Advances under the Wolverine/Bank Loan and the Matisse/Bank Loan and of Wolverine to make the Initial Lease Advance is subject to satisfaction or waiver of the following conditions precedent and the conditions precedent set forth in SECTION 6.3 on or prior to the Closing Date:

         (a) FUNDING REQUEST. The Bank shall have received a fully executed counterpart of the Funding Request, appropriately completed by the Lessee, in accordance with SECTIONS 3.3 AND 3.4.

         (b) OPERATIVE DOCUMENTS. Each of the Operative Documents shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and Lessee shall have delivered to Bank the Pledged Collateral required in respect of such initial Lease and Loan Advances. No Loan Default, Loan Event of Default, Lease Default or Lease Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Documents), and Wolverine, Matisse and the Bank shall each have received a fully executed copy of each of the Operative Documents (other than the Lease and the Memorandum of Lease, of which the Bank shall receive the original and Wolverine and Matisse shall receive specimens, and other than the Wolverine/Bank Note, the Matisse/Bank Note and the Wolverine/Matisse Note, as to which a single original shall be delivered to Bank). The Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable the counsel to the Lessee, Wolverine and Matisse to render the opinions referred to in CLAUSES (1)(i), (ii) AND (iii) below.

         (c) ENVIRONMENTAL AND ACCESSIBILITY LAWS QUESTIONNAIRE AND DISCLOSURE STATEMENT. The Bank, Matisse and Wolverine shall have received an Environmental and Accessibility Laws Questionnaire and Disclosure Statement in form and substance satisfactory to Bank (an "ENVIRONMENTAL AND ACCESSIBILITY LAWS QUESTIONNAIRE AND DISCLOSURE STATEMENT") with respect to the Property, PROVIDED that such Environmental and Accessibility Laws Questionnaire and Disclosure Statement shall be delivered not less than five (5) Business Days prior to the Closing Date and shall be accompanied by the Environmental Audit for the Property, each of which shall have been approved by the Bank, Matisse and Wolverine.

         (d) APPRAISAL. The Bank shall have received an Appraisal of the Property, which Appraisal shall (i) show, as of the projected Completion Date, the Fair Market Sales Value of such Land Interest and the Financed Improvements, to be constructed thereon in accordance with the Plans and Specifications, which shall be not less than $15,000,000, and (ii) meet the other requirements set forth in the definition of the term "Appraisal" contained in APPENDIX 1.

         (e)  [Reserved].

         (f) DESCRIPTIONS OF FINANCED IMPROVEMENTS. The Bank shall have received reasonably detailed descriptions of the Financed Improvements and a copy of the Plans and Specifications therefor, as well as breakdown of the projected costs for completion of, and construction timetable for the Financed Improvements, all in form and substance reasonably satisfactory to Bank.

         (g) SURVEY AND TITLE INSURANCE; UCC SEARCHES. The Lessee shall have delivered either (i) an ALTA/ACSM (1992) (Urban) Survey of the Property, certified to Wolverine, Matisse, the Bank and the title company and otherwise in form acceptable to the Bank, or (ii) a plat of the Property in a form acceptable to the Bank. The Lessee shall also have delivered: (i) to Wolverine, an ALTA (1970) owner's title insurance policy with extended coverage over the general exceptions, in the amount of $20,000,000, insuring fee title in Wolverine to the Land Interest and the Improvements, subject only to the Permitted Exceptions with such endorsements as Wolverine and the Bank may require, including, without limitation, Oregon Land Title Association ("OLTA") endorsement numbers 80 and 74; and (ii) to Bank and Matisse (as their interests may appear), an ALTA (1970) Loan Policy in the amount of $6,750,000, insuring Matisse and the Bank that the Wolverine/Matisse Deed of Trust has been duly assigned to the Bank of record, and that the Lien thereof is first and primary in the Lessor's Land Interest and the Improvements, subject only to the Permitted Exceptions, with such endorsements as the Bank may require, including, without limitation, OLTA endorsement numbers 52, 80, 63, and 74, and including a package of ten statutory construction lien endorsements. The Bank shall also have received a report, as of a current date, of judgment liens, lis pendens, tax liens and Uniform Commercial Code filings with respect to Lessee, Wolverine, Matisse and the Land filed of record in each applicable jurisdiction.

         (h) EVIDENCE OF RECORDING AND FILING. The Bank shall have received evidence reasonably satisfactory to it that each of the Memorandum of Lease, the Assignment of Lease-Related Documents, the Wolverine/Matisse Deed of Trust and the recordable assignment of the Wolverine/Matisse Deed of Trust shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause, and the UCC Financing Statements shall have been or are being filed with the appropriate Governmental Authorities.

         (i) EVIDENCE OF INSURANCE. The Bank, Wolverine and Matisse shall have received evidence of the insurance required to be maintained by the Lessee pursuant to the Lease.

         (j) EVIDENCE OF USE OF PROCEEDS. The Bank shall have received evidence reasonably satisfactory to the Bank as to the anticipated use of the proceeds of such Lease Advance in accordance with this Participation Agreement.

         (k) TAXES. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Bank, Matisse and Wolverine.

         (l) OPINIONS OF COUNSEL. (i) Wolverine shall have delivered to the Bank opinions of Texas and Oregon counsel satisfactory to the Bank and the Lessee; (ii) the Lessee shall have delivered to Wolverine, Matisse and the Bank an opinion of Oregon counsel satisfactory to the Bank; and (iii) Matisse shall have delivered to the Bank opinions of Texas and Oregon counsel satisfactory to the Bank and the Lessee.

         (m) APPROVALS. All necessary Governmental Actions and consents and approvals of or by any other Person, in shall have been obtained or made and be in full force and effect.

         (n) LITIGATION. No action or proceeding shall have been instituted, nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of any Operative Document or any transaction contemplated thereby or (ii) which is reasonably likely to materially and adversely affect the Lessee, Wolverine or Matisse.

         (o) REQUIREMENTS OF LAW. In the reasonable opinion of the Bank, or its counsel, the transactions contemplated by the Operative Documents do not and will not violate any Requirement of Law.

         (p) RESPONSIBLE OFFICER'S CERTIFICATE OF THE LESSEE. The Bank shall have received, in form and substance satisfactory to Bank, a Responsible Officer's Certificate, dated as of the Closing Date, of the Lessee stating that (i) each and every representation and warranty of the Lessee contained in the Operative

    Documents to which it is a party is true and correct in all material respects on and as of the Closing Date; (ii) no Lease Default or Lease Event of Default has occurred and is continuing; and (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it.

         (q) THE LESSEE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Bank shall have received, in form and substance satisfactory to Bank, (i) a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by the Lessee of documents and agreements of the type represented by each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a certificate of existence from the appropriate officer of the state in which the Property is located.

         (r) OFFICER'S CERTIFICATE OF WOLVERINE. The Bank shall have received, in form and substance satisfactory to Bank, a certificate of an authorized officer of Wolverine, dated as of the Closing Date, stating that
    (i) each and every representation and warranty of Wolverine contained in the Operative Documents to which it is a party is true and correct in all material respects on and as of the Closing Date, (ii) each Operative Document to which Wolverine is a party is in full force and effect with respect to it, and (iii) Wolverine has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Closing Date and no Loan Default or Loan Event of Default has occurred and is continuing.

         (s) WOLVERINE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Bank shall have received, in form and substance satisfactory to Bank, (i) a certificate of the Secretary or an Assistant Secretary of Wolverine attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Wolverine of documents and agreements of the type represented by each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a certificate of existence from the appropriate officer of the state in which the Property is located.

         (t) OFFICER'S CERTIFICATE OF MATISSE. The Bank shall have received, in form and substance satisfactory to Bank, a certificate of an authorized officer of Matisse, dated as of the Closing Date, stating that (i) each and every representation and warranty of Matisse contained in the Operative Documents to which it is a party is true and correct in all material respects on and as of the Closing Date, (ii) each Operative Document to which Matisse is a party is in full force and effect with respect to it, and (iii) Matisse has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Closing Date, and no Loan Default or Loan Event of Default has occurred and is continuing.

         (u) MATISSE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Bank shall have received, in form and substance satisfactory to Bank, a certificate of the Secretary or an Assistant Secretary of Matisse attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Matisse of documents and agreements of the type represented by each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

         (v) NO MATERIAL ADVERSE CHANGE. As of the Closing Date, there shall not have occurred any material adverse change in the financial condition of Wolverine or Matisse from that in effect on the date of the respective commitment letters delivered by the Bank to Wolverine and Matisse for the financial accommodations hereunder, nor any change since that date in the senior management of the Lessee, Wolverine or Matisse, nor shall the Bank have discovered any information which the Bank reasonably determines has a material adverse effect on the transactions contemplated by the Operative Documents.

         (w) PURCHASE AGREEMENT AND DEED. The Bank shall have received a certified copy of the Purchase Agreement and the deed for the acquisition of the Land by Wolverine.

         (x) RELEASE OF PREVIOUS TRANSACTION. The financing provided by Bank to Wolverine, evidenced by the Note, dated December 21, 1995, in the principal amount of $3,500,000, shall, using the proceeds of such initial Lease Advance, be paid, and any lease (other than the Lease) of the Property between Wolverine and Lessee shall have been canceled.

Notwithstanding anything in this Participation Agreement to the contrary, the Bank shall not be obligated to fund directly any Loan Advance or indirectly any Lease Advance pursuant to this Participation Agreement unless the Closing Date shall have occurred and all conditions to the initial Loan Advance and Lease Advance hereunder shall have been satisfied on or prior to 5:00 P.M., Portland, Oregon time, on June 20, 1996.

    SECTION 6.2. CONDITIONS PRECEDENT -- SUBSEQUENT ADVANCES. The obligation of the Bank to make any Loan Advances under the Wolverine/Bank Loan and the Matisse/Bank Loan and of Wolverine to make any Lease Advances on any Funding Date subsequent to the Closing Date is subject to satisfaction or waiver of the following conditions precedent and the conditions precedent set forth in SECTION
6.3 on or prior to such Funding Date, as the case may be:

         (a) FUNDING REQUEST. The Bank shall have received a fully executed counterpart of the Funding Request, appropriately completed by the Lessee, in accordance with SECTION 3.4.

         (b) CONDITIONS PRECEDENT TO INITIAL ADVANCE. Each of the conditions precedent to the initial Loan Advance and Lease Advance set forth in
    SECTION 6.1 shall have been satisfied on or prior to the Closing Date.

         (c) EVIDENCE OF USE OF PROCEEDS. The Bank shall have received evidence reasonably satisfactory to the Bank as to the anticipated use of the proceeds of such Loan Advance and Lease Advance in accordance with this Participation Agreement.

         (d) APPROVALS. All necessary Governmental Actions and consents and approvals of or by any other Person shall have been obtained or made and be in full force and effect.

         (e) LITIGATION. No action or proceeding shall have been instituted, nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of any Operative Document or any transaction contemplated thereby or (ii) which is reasonably likely to have a material adverse effect either on the ability of the Lessee to perform its obligations under any of the Operative Documents, or on the operation or value of the Property.

         (f) REQUIREMENTS OF LAW. In the reasonable opinion of the Bank or its counsel, the transactions contemplated by the Operative Documents do not and will not violate any material Requirement of Law and do not and will not subject the Bank to any adverse regulatory prohibitions.

         (g) NO SALES. Lessee shall not have sent any notice exercising the Purchase Option pursuant to SECTION 20.1 OF THE LEASE or the REMARKETING OPTION pursuant to SECTION 22.1 OF THE LEASE.

         (h) PLEDGED COLLATERAL. Lessee shall have delivered to the Bank such additional Pledged Collateral in respect of the Lease Advance and Loan Advance requested on such Funding Date, as required by the Investment Collateral Security Agreement.

    SECTION 6.3. FURTHER CONDITIONS PRECEDENT. The obligation of the Bank to make any Loan Advances under the Wolverine/Bank Loan and the Matisse/Bank Loan and of Wolverine to make any Lease Advances on any Funding Date is subject to satisfaction or waiver of the further conditions precedent that:

         (a) REPRESENTATIONS AND WARRANTIES. On such date the representations and warranties of the Lessee, Wolverine and Matisse contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (b) TITLE. Title to the Property shall conform to the representations and warranties set forth in SECTION 8.4(c).

         (c) NO DEFAULT. There shall not have occurred and be continuing any Lease Event of Default or Loan Event of Default under any of the Operative Documents, and no Lease Event of Default or Loan Event of Default under any of the Operative Documents will have occurred after giving effect to the making of such Loan Advance or Lease Advance.

         (d) CONSTRUCTION ASSURANCES. Within sixty (60) days after the date hereof, Lessee shall deliver to Wolverine, Matisse and the Bank a copy of the construction contract entered into between Lessee and the contractor for the Financed Improvements, together with the contractor's consent described in the Construction Agency Agreement. With respect to each material construction, architectural and engineering contract in effect as of such Funding Date, Lessee shall have delivered to the Bank on or prior to such Funding Date a consent and agreement from each party to such contract, in form and substance satisfactory to the Bank, acknowledging and covenanting that (i) such party will provide written notice to the Bank of any material breach under such contract and the Bank shall have at least thirty (30) days following the receipt of such notice to cure such breach, and (ii) upon written request of the Bank, such party shall provide to the Bank an estoppel certificate in respect to such contract in a form reasonably requested by the Bank.

                                      SECTION 7.

                              COMPLETION DATE CONDITIONS

    SECTION 7.1. CONDITIONS. The occurrence of the Completion Date shall be subject to the fulfillment to the satisfaction of, or waiver by, the Bank of the following conditions precedent:

         (a) CONSTRUCTION COMPLETION. The construction of the Financed Improvements shall have been completed substantially in accordance with the Plans and Specifications and all Requirements of Law, and such Property shall be ready for occupancy and operation. All fixtures contemplated under the Plans and Specifications (excluding without limitation trade fixtures not contemplated by the Plans and Specifications) to be incorporated into or installed in the Property or otherwise financed through Loan Advances shall have been incorporated or installed free and clear of all Liens except for Permitted Exceptions.

         (b) LESSEE CERTIFICATION. The Lessee shall have furnished the Bank with a certification of the Lessee (substantially in the form of EXHIBIT D) as follows:

              (i) The representations and warranties of the Lessee with respect to the Property set forth in SECTION 8.4(b) are true and correct in all material respects as of the Completion Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. All amounts owing to third parties for the construction of the Financed Improvements have been paid in full (other than contingent obligations for which the Lessee has made adequate reserves and mechanics' liens which are being contested in accordance with the Lease), and a final inspection has occurred.

              (ii) No changes or modifications were made to the related Plans and Specifications after the Closing Date that have had a material adverse effect on the value, use or useful life of the Property except those agreed to in writing by the Bank and those made pursuant to
         SECTION 3.2 OF THE CONSTRUCTION AGENCY AGREEMENT.

              (iii) The Improvements have been completed substantially in accordance with Construction Documents and Plans and Specifications prepared in accordance with the Architect's Agreement and such Improvements are ready for occupancy.

              (iv) The Improvements, as so completed, comply in all material respects with applicable laws and ordinances pertaining to the construction and occupancy thereof, including applicable building and zoning laws and ordinances.

              (v) Attached hereto or delivered previously or concurrently herewith, are true and complete copies of an "as built" or "record" set of the plans and specifications for the Improvements, and a plat of survey of such Property "as built" showing all paving, driveways, fences and exterior improvements.


                                      SECTION 8.

                                   REPRESENTATIONS

    SECTION 8.1. REPRESENTATIONS OF WOLVERINE. Wolverine represents and warrants to the Bank and the Lessee as follows:

         (a) DUE ORGANIZATION, ETC. Wolverine (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) is duly qualified and in good standing in every jurisdiction where it is required to qualify in order to execute, deliver and perform its obligations under the Operative Documents and (iii) has the corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party.

         (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of each Operative Document to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current applicable law, governmental rule or regulation, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its articles of incorporation or by-laws, or any indenture, mortgage, deed of trust, conditional sales contract, credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority, except such as have been obtained.

         (c) ENFORCEABILITY, ETC. Each Operative Document to which Wolverine is or will be a party has been, or on or before the Closing Date will be, duly executed and delivered by Wolverine and each such Operative Document to which Wolverine is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Wolverine in accordance with the terms thereof, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting creditors' rights or by general equitable principles.

         (d) LITIGATION. There is no action or proceeding pending or, to its knowledge, overtly threatened to which it is a party, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Documents to which it is a party, would have a material adverse effect on the financial condition of Wolverine or would question the validity or enforceability of any of the Operative Documents to which it is or will become a party.

         (e) ASSIGNMENT. It has not assigned or transferred any of its right, title or interest in or under the Lease except to the Bank as collateral agent for itself and Matisse in accordance with this Agreement and the other Operative Documents.

         (f) DEFAULTS. No Loan Event of Default under the Operative Documents attributable to it has occurred and is continuing.

         (g) USE OF PROCEEDS. Loan Advances of the Wolverine/Bank Loan and advances of the Wolverine/Matisse Loan received by Wolverine shall be applied by Wolverine solely in accordance with the provisions of the Operative Documents.

         (h) SECURITIES ACT. Neither Wolverine nor any Person authorized by Wolverine to act on its behalf has offered or sold any interest in the Lease, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the Bank and neither Wolverine nor any Person authorized by Wolverine to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lease or the Property to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

         (i) CHIEF PLACE OF BUSINESS. Unless otherwise notified by Wolverine in accordance with SECTION 10.3(b) hereof, Wolverine's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept are located at 6750 LBJ Freeway, Suite 1100, Dallas, Texas 75240.

         (j) FEDERAL RESERVE REGULATIONS. Wolverine is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the Wolverine/Bank Loan on the Wolverine/Matisse Loan will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U, or X of the Board.

         (k) INVESTMENT COMPANY ACT. Wolverine is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

         (l) NO PLAN ASSETS. Wolverine is not acquiring its interests in the Property with the assets of any Plan (or its related trust).

         (m) TITLE; NO LESSOR LIENS. Wolverine holds a valid fee estate in the Property, subject only to Permitted Exceptions. Wolverine will at all times during the Term have good title to all property located on the Property (if acquired through Lease Advances) and in any Improvements, subject only to Permitted Exceptions and Liens arising as a result of actions of, or claims against, the Lessee. The Land is free and clear of all Lessor Liens.

         (n) ADVERSE INFORMATION. All material information and materials regarding Wolverine which have been or will be provided by Wolverine to the Bank are or will be true and accurate in all material respects on the date as of which such information and materials are dated or certified and do not and will not omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no particular fact of which Wolverine has knowledge that has not been disclosed by Wolverine in writing to the Bank that, as far as Wolverine can reasonably foresee, is reasonably likely to have a Material adverse effect.

    SECTION 8.2. REPRESENTATIONS OF MATISSE. Matisse represents and warrants to the Bank and to the Lessee as follows:

         (a) DUE ORGANIZATION, ETC. Matisse (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) is duly qualified and in good standing in every jurisdiction where it is required to qualify in order to execute, deliver and perform its obligations under the Operative Documents and (iii) has the corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party.

         (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of each Operative Document to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current applicable law, governmental rule or regulation, (iii) does or will contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any of its property under, its articles of incorporation or by-laws, or any indenture, mortgage, deed of trust, conditional sales contract, credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority, except such as have been obtained.

         (c) ENFORCEABILITY, ETC. Each Operative Document to which Matisse is or will be a party has been, or on or before the Closing Date will be, duly executed and delivered by Matisse and each such Operative Document to which Matisse is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Matisse in accordance with the terms thereof, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting creditors' rights or by general equitable principles. Matisse has delivered to the Bank true and correct copies of the Matisse Subscription Agreements which have been delivered by the shareholders in Matisse. The obligation of each shareholder of Matisse to contribute capital to Matisse in accordance with the terms of the Matisse Subscription Agreement entered into by it constitutes a legal, valid and binding obligation enforceable against such shareholder in accordance with the terms thereof, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting creditors' rights or by general equitable principles.

         (d) LITIGATION. There is no action or proceeding pending or, to its knowledge, overtly threatened to which it is a party, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Documents to which it is a party, would have a material adverse effect on the financial condition of Matisse or would question the validity or enforceability of any of the Operative Documents to which it is or will become a party.

         (e) ASSIGNMENT. It has not assigned or transferred any of its right, title or interest in or under the Wolverine/Matisse Loan Documents except to the Bank in accordance with this Agreement and the other Operative Documents.

         (f) DEFAULTS. No Loan Event of Default under the Operative Documents attributable to it has occurred and is continuing.

         (g) USE OF PROCEEDS. The Loan Advances of the Matisse/Bank Loan shall be applied by Matisse solely in accordance with the provisions of the Operative Documents.

         (h) SECURITIES ACT. Neither Matisse nor any Person authorized by Matisse to act on its behalf has offered or sold any interest in the Lease, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the Bank, and neither Matisse nor any Person authorized by Matisse to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lease or the Property to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

         (i) CHIEF PLACE OF BUSINESS. Unless otherwise notified by Matisse in accordance with SECTION 10.4(b) hereof, Matisse's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept are located at 6750 LBJ Freeway, Suite 1100, Dallas, Texas 75240.

         (j) FEDERAL RESERVE REGULATIONS. Matisse is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the Matisse/Bank Loan will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U, or X of the Board.

         (k) INVESTMENT COMPANY ACT. Matisse is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

         (l) NO PLAN ASSETS. Matisse is not acquiring its interests in the Property with the assets of any Plan (or its related trust).

         (m) LESSOR LIENS. The Land is free and clear of all Lessor Liens attributable to it.

         (n) ADVERSE INFORMATION. All material information and materials regarding Matisse which have been or will be provided by Matisse to the Bank are or will be true and accurate in all material respects on the date as of which such information and materials are dated or certified and do not and will not omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no particular fact of which Matisse has knowledge that has not been disclosed by Matisse in writing to the Bank that, as far as Matisse can reasonably foresee, is reasonably likely to have a Material adverse effect.

    SECTION 8.3. REPRESENTATIONS OF THE LESSEE. The Lessee represents and warrants to the Bank, Wolverine, and Matisse that:

         (a) CORPORATE STATUS. The Lessee (i) is a duly organized and validly existing corporation under the laws of the State of California and is in active status under the laws of the State of Oregon and (ii) has duly qualified and is authorized to do business and is in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the failure to so qualify is reasonably likely to be Material and adverse.

         (b) CORPORATE POWER AND AUTHORITY. The Lessee has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party and has or will have duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document to which it is a party or will be a party constitutes or will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

         (c) NO VIOLATION. Neither the execution, delivery and performance by the Lessee of the Operative Documents to which it is or will be a party, nor compliance with the terms and provisions thereof, nor the consummation by the Lessee of the transactions contemplated therein (i) will result in a violation by the Lessee of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over the Lessee or the Property that would materially and adversely affect (x) the validity or enforceability of the Operative Documents to which the

    Lessee is a party, or the title to, or value or condition of, the Property or the Pledged Collateral, or (y) the consolidated financial position, business or consolidated results of operations of the Lessee or the ability of the Lessee to perform its obligations under the Operative Documents,
    (ii) will result in any material breach under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of, any indenture, loan agreement or other agreement for borrowed money or other material contract to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Exceptions), or (iii) will violate any provision of the articles of incorporation or bylaws of the Lessee.

         (d) LITIGATION. Except as set forth on SCHEDULE 8.3(d), there are no actions, suits or proceedings pending or, to the knowledge of the Lessee, overtly threatened that are reasonably likely to have a material adverse effect on (i) the Lessee, the Property or the Pledged Collateral or (ii) the validity of the Operative Documents or enforceability of the rights or remedies of Wolverine, Matisse or the Bank under the Operative Documents.

         (e) GOVERNMENTAL APPROVALS. No Governmental Action (other than those which have been obtained from the Governmental Authority having jurisdiction) is required to authorize, or is required in connection with, the execution, delivery and performance by the Lessee of, or is required in connection with the legality, validity, binding effect or enforceability against the Lessee of, any Operative Document.

         (f) INVESTMENT COMPANY ACT. The Lessee is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

         (g) PUBLIC UTILITY HOLDING COMPANY ACT. The Lessee is not a "holding company," or a "subsidiary company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (h)  INFORMATION.

              (i) The consolidation balance sheet of Lessee and its consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, cash flows and common shareholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

              (ii) The consolidation balance sheet of Lessee and its consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations and cash flows for the portion of Lessee's fiscal year ended at the end of such quarter, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal quarter, subject to normal year-end auditing adjustments.

              (iii) All regular or periodic reports filed by the Lessee with the Securities and Exchange Commission and all other material information and materials regarding the Lessee and the Property which have been or will be provided by the Lessee to the Bank are or will be true and accurate in all material respects on the date as of which such information and materials are filed, dated or certified and do not and will not omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

              (iv) The information provided or to be provided by Lessee and its Affiliates to the appraiser who performs an Appraisal and which forms the basis for the conclusion set forth in each Appraisal, taken as a whole, was or when provided will be true and correct in all material respects and did not or when provided will not omit any information known and available to Lessee necessary to make the information provided not materially misleading.

         (i) TAXES. All United States federal income tax returns and all other Material tax returns which are required to have been filed by or on behalf of Lessee have been or will be prepared in accordance with applicable law and filed by or on behalf of the Lessee by the respective due dates, including extensions, and all taxes due with respect to the Lessee pursuant to such returns or pursuant to any assessment received by the Lessee have been or will be paid when due, except any such taxes which are being contested in good faith by appropriate proceedings and with respect to which the Lessee has established proper reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Lessee in respect of taxes or other governmental charges are, in the opinion of the Lessee, adequate.

         (j) COMPLIANCE WITH ERISA. Except in a respect which could not reasonably be expected to result in a liability to the Lessee in excess of

    $1,000,000 in any single occurrence or $2,000,000 in the aggregate, (i) each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all Material respects with the presently applicable provisions of ERISA and the Code with respect to the Plan and (ii) no member of the ERISA Group has (A) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (B) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (C) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         (k)  ENVIRONMENTAL AND OTHER REGULATIONS.  To the Lessee's knowledge:

              (i) The Property is in compliance with all Environmental Laws, except such non-compliance as would not (if enforced in accordance with Environmental Laws) result in liability in excess of $500,000 in the aggregate.

              (ii) The Lessee has obtained and maintained Governmental Actions required under any Environmental Law with respect to the Property; all such Governmental Actions are in good standing, and Lessee is in compliance in all material respects with all terms and conditions thereof.

              (iii) There are no outstanding written orders from or agreements with any Governmental Authority with respect to which Lessee or the Property is not in compliance, nor any judicial or docketed administrative proceedings respecting any Environmental Law, Hazardous Activity, Hazardous Condition or Hazardous Substance to which the Lessee or the Property is subject.

              (iv) Other than Permitted Hazardous Substance Activity, there is no Hazardous Activity with respect to the Property, or arising from operations thereon, that would reasonably be expected to give rise to any Hazardous Condition. In addition, (i) there are not located on the Property underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or
         (y) that are leaking or emitting Hazardous Substances whether on-or off-site, and (ii) the Lessee has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Environmental Laws.

              (v) The Lessee is in compliance with all Environmental Laws relating to pollution and environmental control or employee safety, except for violations which would not have a material adverse effect on the consolidated results of operations, business, or consolidated financial position of the Lessee.

         (l) OFFER OF SECURITIES, ETC. Neither the Lessee nor any Person authorized to act on its behalf has, directly or indirectly, offered any interest in the Property or the Lease or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Property or the Lease), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Bank, Wolverine, Matisse and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

         (m) SOLVENCY. The consummation by Lessee of the transactions contemplated by the Operative Documents do not constitute a fraudulent transfer within the meaning of the Oregon Uniform Fraudulent Transfer Act, ORS 95.200 ET. SEQ.

         (n) BEYOND WORDS. Lessee has delivered to Wolverine, Matisse and the Bank a true and current copy of the lease entered into with Beyond Words Publishing Co. Said lease is in full force and effect, without default on the part of Lessee or, to Lessee's knowledge, Beyond Words Publishing Company thereunder. The expiration date of said lease is no later than May 31, 1997 and the Lessee has no option to renew the term thereof.

    SECTION 8.4. REPRESENTATIONS OF THE LESSEE WITH RESPECT TO THE PROPERTY ON EACH FUNDING DATE. The Lessee hereby represents and warrants to the Bank, Wolverine, and Matisse as of each Funding Date as follows:

         (a) REPRESENTATIONS. The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Documents are true and correct as of such Funding Date as if made on such Funding Date. The Construction Agent and the Lessee are in compliance in all material respects with their respective obligations under the Operative Documents and there exists no Lease Event of Default. No Lease Event of Default will occur as a result of, or after giving effect to, the Lease Advances requested by the Funding Request on such Funding Date.

         (b) PROPERTY. The Property consists of a Land Interest in the Land. On the Land Interest, the Lessee will be or is constructing, pursuant to the Construction Agency Agreement, a manufacturing, research and development corporate campus containing approximately 190,000 square feet of floor area to house corporate headquarters and administrative offices, and research and development, manufacturing and related uses for the manufacture and marketing of semiconductors and other goods, together with parking, landscaping, and recreational and related facilities, amenities and improvements. Such Property is improved in accordance with the related Plans and Specifications and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees, contractors and tenants will comply in all material respects with all Requirements of Law (including, without limitation, Title III of the Americans with Disabilities Act, all zoning and land use laws and Environmental Laws) and Insurance Requirements, except for such Requirements of Law as the Lessee shall be contesting in good faith by appropriate proceedings. The related Plans and Specifications have been prepared and are in accordance with all material applicable Requirements of Law (including, without limitation, Title III of the Americans with Disabilities Act, applicable Environmental Laws and building, planning, zoning and fire codes). The Land complies in all material respects with all applicable zoning ordinances, regulations and restrictive covenants and all requirements thereof necessary for the use, occupancy and operation of the Land as a manufacturing and office facility have been satisfied, and the current use of the Land is a conforming use. Upon completion of the Financed Improvements in accordance with the Plans and Specifications, such Financed Improvements and the other Improvements on such Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured over by appropriate title insurance) and such Financed Improvements and other Improvements will comply in all material respects with all applicable Requirements of Law (including, without limitation, Title III of the Americans with Disabilities Act, all applicable Environmental Laws and building, planning, zoning and fire codes). Upon completion of such facility in accordance with the related Plans and Specifications, the improvements including, without limitation, structural members, the plumbing, heating, air conditioning and electrical systems thereof, and all water, sewer, electric, gas, telephone and drainage facilities will be completed substantially in accordance with the Plans and Specifications and will be in condition and fit for use as a manufacturing research and development corporate campus as described above, and all other utilities required to adequately service the Financed Improvements for their intended use are or will be available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental
    Law) pending or, to the Lessee's knowledge, threatened in writing with respect to the Lessee, its affiliates or the Property which materially and adversely affects the title to, or the marketability, use, operation or value of, the Property, except for mechanics' liens which are being contested in accordance with the Lease. As of such Funding Date, no fire or other casualty with respect to the Property has occurred that constitutes a Significant Casualty with respect to which the Lessee has delivered a Termination Notice under SECTION 16.1 OF THE LEASE. The Property has or, upon completion of the contemplated improvements, will have available all material services of public facilities and other utilities necessary for use and operation of such Financed Improvements and the other Improvements for their primary intended purposes, including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access to such facility from publicly dedicated streets and public highways for pedestrians and motor vehicles. All utilities serving such Property, or proposed to serve such Property in accordance with the related Plans and Specifications, are located in, and vehicular access to the Improvements on such Property is provided by, either public rights-of-way abutting such Property or Appurtenant Rights. All material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from such Property during the construction of the Financed Improvements thereon, and (y) construction of such Financed Improvements in accordance with the related Plans and Specifications and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

         (c) TITLE. Wolverine holds a valid fee estate in the Property, subject only to Permitted Exceptions and Lessor Liens.

         (d) INSURANCE. Insurance coverage covering the Property which meets the requirements of ARTICLE XIV OF THE LEASE is in full force and effect.

         (e) LEASE. Upon the execution and delivery of the Lease, (i) the Lessee will have unconditionally accepted the Property and will be bound by the terms of the Lease and will have a valid leasehold interest in the Property, subject only to the Permitted Exceptions; (ii) the Lessee's obligation to pay Rent will be an independent covenant and no right of deduction or offset will exist with respect to any Rent or other sums payable under the Lease; and (iii) no Rent under the Lease will have been prepaid and the Lessee will have no right to prepay the Rent, except as specifically set forth therein.

         (f) PROTECTION OF INTERESTS. (i) The Memorandum of Lease, the Assignment of Lease-Related Documents, the Consent to Assignment and the Wolverine/Matisse Deed of Trust are each in a form sufficient, and will have been recorded in all recording offices necessary, to grant perfected first priority liens on the Property to the Bank, Wolverine, or Matisse, as the case may be, (ii) the Lessee Financing Statements are each in a form sufficient, and have been filed in all filing offices necessary, to perfect a valid first priority security interest in all of the Property which might constitute personal property; and (iii) Wolverine Financing Statements are each in a form sufficient, and have been filed in all filing offices necessary, to perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement covering personal property.

         (g) FLOOD HAZARD AREAS; SEISMIC RISK. No portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Property or such portion thereof in accordance with SECTION 14.2 OF THE LEASE and in accordance with the National Flood Insurance Act of 1968, as amended. To Lessee's knowledge, the Land is not subject to any special seismic risks, based on and except as disclosed in that certain Preliminary Geotechnical Investigation and Soils Report dated October, 1995, prepared by AGRA Earth & Environmental, Inc.

         (h) NO LIENS. There have been no Liens asserted against the Property since the Closing Date other than Permitted Exceptions.

         (i) ADVANCE. The amount of the Lease Advance requested on such Funding Date represents amounts owing in respect of amounts that are due to third parties in respect of Property Costs. The conditions precedent to such Lease Advance and the related remittances by the Bank with respect thereto set forth in SECTION 6 have been satisfied.

    SECTION 8.5. EFFECT OF MISREPRESENTATION. In no event shall any misrepresentation by any party entitle any party other than the Bank to refuse to perform any obligations hereunder or under the other Operative Documents.


                                      SECTION 9.

                             PAYMENT OF CERTAIN EXPENSES


    The Lessee agrees, for the benefit of Wolverine, Matisse and the Bank, that:

    SECTION 9.1.  TRANSACTION EXPENSES.

         (a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions consummated on the Closing Date or any Funding Date (including the fee payable by Lessee to The Staubach Company), IT BEING UNDERSTOOD AND AGREED that neither the Bank, Wolverine nor Matisse shall be required to pay for such Transaction Expenses. Such Transaction Expenses and the Upfront Fee may be paid from a Lease Advance.

         (b)  The Lessee shall pay or cause to be paid (i) the Upfront Fee,
    (ii) all Transaction Expenses incurred by the Lessee, the Bank, Matisse and Wolverine in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, in each case (except after the occurrence of a Lease Event of Default) which have been requested by or approved by the Lessee, (iii) all Transaction Expenses incurred by Wolverine, Matisse, the Lessee or the Bank in connection with any purchase of the Property by the Lessee or other Person pursuant to ARTICLES XVI, XVII, XX OR XXII OF THE LEASE, (iv) all Transaction Expenses incurred by any of the parties hereto in respect of enforcement of any of their rights or remedies against the Lessee in respect of the Operative Documents after any Lease Event of Default and (v) all costs for any reappraisal of the Property and/or of any appraisal review required by applicable Requirements of Law applicable to the Bank or conducted in accordance with ARTICLE XXII OF THE LEASE, provided that the maximum costs for which the Lessee shall be responsible in connection with any single such reappraisal or appraisal review shall not exceed the sum of $10,000.

    SECTION 9.2. BROKERS' FEES AND STAMP TAXES. The Lessee shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents, except those arising from any Lessor Liens or any transfer by Matisse, Wolverine or the Bank of any of their respective interests in the Property or the Operative Documents.

    SECTION 9.3. OBLIGATIONS. The Lessee shall pay, on or before the due date thereof, all payments due to third parties and all costs and expenses required to be paid under the Wolverine/Matisse Deed of Trust and the Assignment of Lease-Related Documents, including, without limitation, those of Wolverine; provided that to the extent that the amount or due date of such expense is not set forth in the Wolverine/Matisse Deed of Trust or the Assignment of Lease-Related Documents, Lessee is notified in writing, at least ten (10) Business Days prior to the date on which payment is due, of the amount and nature of such expense and the name and address of the Person to whom payment is to be made and is provided with a copy of the statement, bill, invoice, or other documentation evidencing such expense.

                                     SECTION 10.

                            OTHER COVENANTS AND AGREEMENTS

    SECTION 10.1. COVENANTS OF THE LESSEE. The Lessee hereby agrees that so long as this Participation Agreement is in effect:

         (a)  INFORMATION.  The Lessee will deliver to the Bank, Wolverine, and
    Matisse:

              (i) within ten (10) Business Days after such statement is filed with the Securities and Exchange Commission after the end of each fiscal year of the Lessee, an audited statement of financial position of the Lessee and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholder's equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all accompanied by the unqualified opinion of KPMG Peat Marwick or other independent public accountants of nationally recognized standing stating that such consolidated financial statements present fairly the financial position of the Lessee and the Lessee for the periods indicated, in conformity with GAAP, and, for years subsequent to the Lessee's first fiscal year, applied on a basis consistent with prior years; together with a Responsible Officer's Certificate containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTIONS 10.1(d), (e), AND (f) and to the effect that the Responsible Officer executing such certificate is not aware of any Lease Event of Default or Lease Default that has occurred and is continuing, or if such officer is aware of any such Lease Event of Default or Lease Default, describing it and the steps, if any, being taken to cure it;

              (ii) as soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Lessee, a consolidated statement of financial position of the Lessee as of the end of such quarter and the related consolidated statements of income, shareholders, equity and cash flows for such quarter and for the portion of the Lessee's fiscal year ended at the end of such quarter, together with a Responsible Officer's Certificate containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTIONS 10.1(d), (e), AND (f) and that no Lease Default or Lease Event of Default has occurred or is continuing or, if any Lease Default or Lease Event of Default has occurred and is continuing, describing it and the steps, if any, being taken to cure it;

              (iii) promptly after the filing thereof, copies (without exhibits thereto other than, in the case of reports on Form 10-K, the portions of the annual report incorporated therein by reference) of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents), which the Lessee shall have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended;

              (iv) if and when any member of the ERISA Group (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
         (7) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Lessee setting forth details as to such occurrence and action, if any, which the Lessee or applicable member of the ERISA Group is required or proposes to take; and the aggregate liability of the Lessee or any member of the ERISA Group with respect to any of the matters described in CLAUSES (1) THROUGH
         (5) is reasonably likely to exceed $1,000,000 in any single occurrence or $2,000,000 in the aggregate;

              (v) within ten (10) days after the end of each month during the Construction Period, a monthly summary report on a form approved by the Bank, setting forth such details concerning construction of the Financed Improvements as the Bank shall require, including (i) a summary of the status of the completion and costs of the various phases of construction of the Financed Improvements, showing the amounts expended (on a month-to-date and project-to-date basis) for such construction and the amounts then due and unpaid, an estimate of the amount necessary to complete construction of the Financed Improvements in their entirety, and a certificate by Lessee that construction of the Financed Improvements to the date of such certificate complies with the Plans and Specifications therefor and (ii) if requested by the Bank, a list of the names and addresses of all material dealers, laborers and subcontractors with whom written agreements have been made by Lessee or Lessee's general contractor (if any);

              (vi) promptly after the occurrence of any Lease Default or Lease Event of Default, notice thereof in writing, together with information regarding the steps, if any, being taken to cure it;

              (vii) promptly upon Lessee's receiving notice or actual knowledge of (x) the intent by a Governmental Authority to take an action which would constitute a Condemnation, investigate the Land for a material violation of any Requirements of Law on or at the Land, including any Environmental Law, under which liability may be imposed upon Wolverine, Matisse, the Bank, or Lessee, or investigate the Land (other than routine fire, life-safety and similar inspections) for any violation of Requirements of Law under which criminal liability may be imposed upon Wolverine, Matisse, the Bank, the Bank or Lessee, or (y) the commencement of any litigation, action, proceeding or labor controversy materially adversely affecting, or which may materially adversely affect, the Land, written notice thereof.

              (viii) from time to time such additional information regarding the Lessee or the Property as Wolverine, Matisse or the Bank may reasonably request.

         (b) COMPLIANCE WITH LAWS. The Lessee will, and will cause its Subsidiaries to, comply in all material respects with all Requirements of Law except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and such contest is not reasonably likely to result in a Material adverse effect.

         (c) FURTHER ASSURANCE. Subject to SECTION 10.3(j) HEREOF, the Lessee shall take or cause to be taken from time to time all action within its control necessary to assure during the Term that title to the Property remains in Wolverine as contemplated by the Operative Documents (provided that the Lessee shall not be responsible for removing Lessor Liens with respect to the Property), that Wolverine holds a perfected Lien on the Property securing the Asset Termination Value as contemplated by SECTION
    17.4 OF THE LEASE, and that the Bank as collateral agent for itself and Matisse holds a perfected assignment of the rights of Wolverine under the Lease.

         (d) MAXIMUM CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. The Lessee will maintain a maximum ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of 0.75:1.0 at all times during the Term.

         (e) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Lessee's Consolidated Tangible Net Worth at all times during the Term shall be equal to or greater than $50,000,000.

         (f) MINIMUM CASH EQUIVALENTS. The Lessee shall not permit the market value of its Cash Equivalents (inclusive of the amount of the Pledged Collateral) at any time during the Term to be less than $45,000,000.

         (g) CORPORATE EXISTENCE; FRANCHISES; BUSINESSES. Except as otherwise expressly permitted in this Agreement, the Lessee shall: (i) maintain in full force and effect its separate existence and all material rights, licenses, leases and franchises reasonably necessary to the conduct of Lessee's business and (ii) continue doing business as a whole in the semiconductor manufacturing and related businesses.

         (h) LIENS. The Lessee shall not create or permit to exist any Lien with respect to the Property (other than the Permitted Exceptions), the Pledged Collateral, or such Cash Equivalents required to be maintained by Lessee under SECTION 10.1(f) (other than Liens on the Pledged Collateral in favor of Bank).

         (i) TAKEOVERS, MERGERS, CONSOLIDATIONS, SALES. No person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended) of voting stock of the Lessee that constitutes, immediately following such acquisition, more than thirty-three percent (33%) of the outstanding voting stock of the Lessee. In addition, the Lessee shall not, and shall not permit any Material Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey, or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables not in connection with the borrowing of money, except for:

              (i) Any such merger, consolidation, purchase, or acquisition in which (A) the Lessee shall be the surviving entity and shall continue to comply with SECTION 10.1(g), and (B) at least thirty (30) days prior to the consummation of such merger, consolidation, purchase, or acquisition, the Lessee shall deliver to the Bank a certificate, in such detail as the Bank may reasonably request, certifying that no Lease Event of Default under

          SECTIONS 10.1(d), (e), (f), (h) OR (j) of this Agreement will exist on a pro forma basis after such consummation;

              (ii) Any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Lessee or into, with or to any other wholly-owned Subsidiary;

              (iii) Any such purchase or other acquisition by the Lessee or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary;

              (iv) Any sales by the Lessee and its Subsidiaries of receivables, whether or not in connection with the borrowing of money and whether or not with recourse, provided that all such sales are for cash in an amount equal to or greater than the face value of such receivables less a discount not exceeding fifteen percent (15%); and

              (v) Agreements with suppliers, subcontractors, vendors and customers, and research and development joint ventures or other research and development arrangements, entered into in the ordinary course of business.

         (j) INVESTMENTS. Neither the Lessee nor any of its Subsidiaries shall make any Investments, except for:

              (i)  Investments permitted by Section 10.1(i);

              (ii) Investments permitted by the investment policy attached hereto as SCHEDULE 1 hereto or any amendment thereto approved by the Bank; and

               (iii)    Investments in Subsidiaries.

         (j) BEYOND WORDS. If required by Bank, Lessee shall request and diligently seek to obtain from Beyond Words Publishing Co. a subordination and attornment agreement in a form reasonably acceptable to Bank, within thirty (30) days after Bank's request therefor. All provisions of the Lease and the other Operative Documents relating to subleases shall apply to any amendment of the lease to Beyond Words Publishing Co.

    SECTION 10.2. COOPERATION WITH THE LESSEE. Wolverine and Matisse shall, to the extent reasonably requested by the Lessee (but without assuming additional liabilities, duties or other obligations on account thereof), at the Lessee's expense, cooperate with the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may reasonably request in order to perform such covenants.

    SECTION 10.3. COVENANTS OF WOLVERINE. Wolverine hereby agrees that so long as this Participation Agreement is in effect:

         (a) DISCHARGE OF LIENS. Wolverine will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property; PROVIDED, HOWEVER, that Wolverine shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as Wolverine delivers to the Bank a good and sufficient bond in amounts and on terms satisfactory to the Bank securing the discharge of the same and such proceedings shall not involve any material danger of impairment of the Liens of the Lease or the other Operative Documents or of the sale, forfeiture or loss of, shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent, shall not result in any cost or expense to the Lessee or the Bank and shall be completed prior to the consummation of any purchase or sale of the Property pursuant to the terms of the Lease.

         (b) CHANGE OF CHIEF PLACE OF BUSINESS. Wolverine shall give prompt notice to the Lessee and the Bank if Wolverine's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 6750 LBJ Freeway, Suite 1100, Dallas, Texas 75240, or if it shall change its name, identity or corporate structure.

         (c) SALE OF THE PROPERTY. Wolverine shall not sell, transfer, encumber, hypothecate, mortgage or otherwise dispose of all or any portion of the Property or any interest therein, or grant any easement, right or restriction with respect thereto at any time prior to the Expiration Date, except for the Wolverine/Matisse Deed of Trust and except as otherwise permitted or required by the Operative Documents.

         (d) NATURE OF BUSINESS. Without the prior written consent of both the Bank and the Lessee, Wolverine shall not contract for, assume, create or incur any Indebtedness, Guaranty Obligations or other contractual obligations, except for its Indebtedness under the Wolverine/Bank Loan Documents, its Indebtedness under the Wolverine/Matisse Loan Documents, its contractual obligations under the Operative Documents and Indebtedness and contractual obligations arising in connection with Permitted Synthetic Leasing Activities.

         (e) INFORMATION. Wolverine will deliver to the Bank, and upon written request, Lessee:

              (i) within thirty (30) days after Wolverine has filed its federal income tax return for the previous fiscal year, a copy of an unaudited financial statement for Wolverine and federal income tax return for Wolverine for the previous fiscal year, certified by a Responsible Officer of Wolverine as being true and correct in all material respects, together with a Responsible Officer's Certificate to the effect that the Responsible Officer executing such certificate is not aware of any Loan Event of Default or Loan Default that has occurred and is continuing, or if such officer is aware of any such Loan Event of Default or Loan Default, describing it and the steps, if any, being taken to cure it;

              (ii) within forty-five (45) days after the end of the first and third fiscal quarters of Wolverine, a Responsible Officer's Certificate to the effect that the Responsible Officer executing such certificate is not aware of any Loan Event of Default or Loan Default that has occurred and is continuing, or if such officer is aware of any such Loan Event of Default or Loan Default, describing it and the steps, if any, being taken to cure it;

              (iii) from time to time upon the written request of the Bank or Lessee, such information regarding Wolverine and its financial condition, business, assets and liabilities as the Bank or Lessee may reasonably request; and

              (iv) promptly after the occurrence of any Loan Default or Loan Event of Default attributable to it, notice thereof in writing, together with information regarding the steps, if any, being taken to cure it.

         (f) COMPLIANCE WITH LAWS. Wolverine shall comply in all material respects with all applicable Requirements of Law relating to the transactions under the Operative Documents other than those for which Lessee is responsible thereunder.

         (g) CORPORATE EXISTENCE; FRANCHISES; BUSINESSES. Wolverine shall maintain in full force and effect its separate existence and all material rights, licenses, leases and franchises reasonably necessary to the conduct of its business. Wolverine shall at all times remian qualified to do business in, and shall maintain a registered agent for service of process in, the State of Oregon.

         (h) LIENS. Except for the Liens granted by it in the Operative Documents and except for Liens granted by it in connection with Permitted Synthetic Leasing Activities, Wolverine shall not create or permit to exist any Lien with respect to any assets now owned or hereafter acquired, except:

              (i)  Liens existing on the date hereof;

              (ii) Liens on assets (other than the Property or its rights under any of the Operative Documents) owned by it which are leased to third parties in connection with Permitted Synthetic Leasing Activities, which Liens are permitted under the terms of the documents for such Permitted Synthetic Leasing Activities.

         (i) ASSURANCES CONCERNING TITLE. Wolverine shall take, or cause to be taken, from time to time all action necessary to assure that, during the Term, title to the Property remains in Wolverine as contemplated by Section
    12.1 of the Lease, that Wolverine holds a perfected Lien on the Property securing the Asset Termination Value as contemplated by Section 12.1 of the Lease, and that the Bank as collateral agent for itself and Matisse holds a perfected assignment of the rights of Wolverine under the Lease. Wolverine further covenants that, subject to its indemnification rights under SECTION 13, Wolverine will, upon the request of the Lessee, take any reasonable action required in fulfillment of this subsection 10.3(i).

         (j) TRANSFER OF TITLE. Within sixty (60) days after the occurrence of any Loan Event of Default which is not a Lease Event of Default or a Loan Event of Default described in Section 11,1(c) OR (d) hereof, and so long as no Lease Event of Default shall have occurred or be continuing, upon written request by the Lessee, and subject to the following conditions, Wolverine shall convey the Land, and assign all of its interest in the Operative Documents, to a third party transferee identified by the Lessee that assumes all of Wolverine's obligations thereunder; provided, however, that no such transfer shall occur without the prior written consent of the Bank, which consent may be given, withheld, or conditioned in the reasonable discretion of the Bank. In addition to the Bank's consent, it shall be a condition to any such transfer that: (i) such transfer shall be at no cost or expense to the Bank and Matisse and without any increased liability to the Bank; (ii) the Lessee shall provide to the Bank and Matisse upon the Bank's request (A) an opinion of counsel acceptable to the Bank to the effect that after such transfer, each of the Operative Documents will be valid, binding, and enforceable obligations of such transferee and such other opinions as Bank may request, (B) a title policy insuring the Bank's and Matisse's interest with respect to the Property, (C) any other documentation that Bank may request in its sole discretion; and (iii) such transferee shall be able to truthfully make all of the representations and warranties of Wolverine (and delivers to the Bank and Matisse a certification to such effect) other than representations and warranties that are unique to Wolverine (such as state of incorporation, location of principal place of business, notice address, etc.) with respect to which such transferee shall make comparable representations; (iv) such Loan Event of Default, if it is monetary in nature or otherwise reasonably susceptible of cure, shall be cured prior to or upon the consummation of such transfer. In the event that, pursuant to Section 10.3(j) Wolverine conveys its entire interest in the Property and its entire interest in the Operative Documents, Wolverine shall be relieved of any further obligation or liability under the Operative Documents arising after the date of the conveyance; provided, however, that Wolverine shall not be relieved of any obligation or liability under the Operative Documents attributable to a breach of the Operative Documents by it on or before such date, subject to the provisions of SECTION 14.11 hereof and
    SECTION 31.7 OF THE LEASE.

    SECTION 10.4. COVENANTS OF MATISSE. Matisse hereby agrees that so long as this Participation Agreement is in effect:

         (a) DISCHARGE OF LIEN. Matisse will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it; PROVIDED, HOWEVER, that Matisse shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as Matisse delivers to the Bank a good and sufficient bond in amounts and on terms satisfactory to the Bank securing the discharge of the same and such proceedings shall not involve any material danger of impairment of the Liens of the Lease or the other Operative Documents or of the sale, forfeiture or loss of, shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent, shall not result in any cost or expense to the Lessee or the Bank and shall be completed prior to the consummation of any purchase or sale of the Property pursuant to the terms of the Lease.

         (b) CHANGE OF CHIEF PLACE OF BUSINESS. Matisse shall give prompt notice to the Lessee and the Bank if Matisse's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 6750 LBJ Freeway, Suite 1100, Dallas, Texas 75240, or if it shall change its name, identity or corporate structure.

         (c) NATURE OF BUSINESS. Without the prior written consent of the Bank, Matisse shall not contract for, assume, create or incur any Indebtedness, Guaranty Obligations or other contractual obligations, except for its Indebtedness under the Matisse/Bank Loan Documents, its contractual obligations under the Operative Documents and Indebtedness and contractual obligations arising in connection with Permitted Synthetic Leasing Activities.

         (d) INFORMATION. Matisse will deliver to the Bank, and upon written request, Lessee:

              (i) within thirty (30) days after Matisse's filing of its tax return at the end of the fiscal year of Matisse, a copy of an unaudited financial statement for Matisse and federal income tax return for Matisse for the previous fiscal year, certified by a Responsible Officer of Matisse as being true and correct in all material respects, together with a Responsible Officer's Certificate to the effect that the Responsible Officer executing such certificate is not aware of any Loan Event of Default or Loan Default that has occurred and is continuing, or if such officer is aware of any such Loan Event of Default or Loan Default, describing it and the steps, if any, being taken to cure it;

              (ii) within forty-five (45) days after the end of the second fiscal quarter of Matisse, a Responsible Officer's Certificate to the effect that the Responsible Officer executing such certificate is not aware of any Loan Event of Default or Loan Default that has occurred and is continuing, or if such officer is aware of any such Loan Event of Default or Loan Default, describing it and the steps, if any, being taken to cure it;

              (iii) from time to time upon the written request of the Bank or Lessee, such information regarding Matisse and its financial condition, business, assets and liabilities as the Bank or Lessee may reasonably request; and

              (iv) promptly after the occurrence of any Loan Default or Loan Event of Default attributable to it, notice thereof in writing, together with information regarding the steps, if any, being taken to cure it.

         (e) COMPLIANCE WITH LAWS. Matisse shall comply in all material respects with all applicable Requirements of Law relating to the transactions under the Operative Documents other than those for which Lessee is responsible thereunder.

         (f) CORPORATE EXISTENCE; FRANCHISES; BUSINESSES. Matisse shall maintain in full force and effect its separate existence and all material rights, licenses, leases and franchises reasonably necessary to the conduct of its business.

         (g) SALE OF LIENS. Matisse shall not convey, transfer, sell, pledge or encumber (except to the Bank) all or any portion of interest in the Wolverine/Matisse Loan Documents or in any of the collateral covered by the Matisse Subscription Pledge Agreement. Except for the Liens granted by it in the Operative Documents and except for Liens granted by it in connection with Permitted Synthetic Leasing Activities, Matisse shall not create or permit to exist any Lien with respect to any assets now owned or hereafter acquired, except:

              (i)  Liens existing on the date hereof; and

              (ii) Liens (on assets other than the Property or its rights under any of the Operative Documents) owned by it which are leased to third parties in connection with Permitted Synthetic Leasing Activities, which Liens are permitted under the terms of the documents for such Permitted Synthetic Leasing Activities.

         (h) OWNERSHIP OF WOLVERINE; MAINTENANCE OF MATISSE SUBSCRIPTION AGREEMENTS. Prior to the full repayment of the Wolverine/Bank Loan and the Matisse/Bank Loan and for so long as the Lease is outstanding, (i) Matisse shall not assign, sell, hypothecate, or otherwise transfer any of its interest in the stock of Wolverine, or any interest in such stock, (ii) neither the Matisse Subscription Agreements, nor the obligations of the shareholders thereunder, shall be amended or modified in any respect, or terminated, and (iii) Matisse shall maintain the Matisse Subscription Agreements in full force and effect, valid, binding, and enforceable against such shareholders without diminution.

         (i) ASSIGNMENT OF INTEREST. Within sixty (60) days after the occurrence of any Loan Event of Default which is not a Lease Event of Default or a Loan Event of Default described in SECTION 11.1(c) OR (d) hereof, and so long as no Lease Event of Default shall have occurred or be continuing, upon written request by the Lessee, and subject to the following conditions, Matisse shall assign all of its interest in the Operative Documents to a third party transferee identified by the Lessee that assumes all of Matisse's obligations thereunder; provided, however, that no such transfer shall occur without the prior written consent of the Bank, which consent may be given, withheld, or conditioned in the reasonable discretion of the Bank. In addition to the Bank's consent, it shall be a condition to any such transfer that: (i) such transfer shall be at no cost or expense to the Bank and without any increased liability to the Bank; (ii) the Lessee shall provide to the Bank upon the Bank's request
    (A) an opinion of counsel acceptable to the Bank to the effect that after such transfer, each of the Operative Documents will be valid, binding, and enforceable obligations of such transferee and such other opinions as Bank may request, (B) any other documentation that Bank may request in its sole discretion; (iii) such transferee shall be able to truthfully make all of the representations and warranties of Matisse (and delivers to the Bank a certification to such effect) other than representations and warranties that are unique to Matisse (such as state of incorporation, location of principal place of business, notice address, etc.) with respect to which such transferee shall make comparable representations; and (iv) such Loan Event of Default, if it is monetary in nature or otherwise reasonably susceptible of cure, shall be cured prior to or upon the consummation of such transfer. In the event that, pursuant to SECTION 10.4(I), Matisse conveys its entire interest in the Operative Documents, Matisse shall be relieved of any further obligation or liability under the Operative Documents arising after the date of the conveyance; provided, however, that Matisse shall not be relieved of any obligation or liability under the Operative Documents attributable to a breach of the Operative Documents by it on or before such date subject to the provisions of SECTION 14.11 hereof. Upon any such transfer, the Matisse Shareholder Subscription Pledge shall be null and void.

         (j) COOPERATION. Provided that the conditions set forth in Section 10.3(j) OR 10.4(I) hereof, as the case may be, are met, Wolverine and Matisse shall cooperate with Lessee and the assignees or transferees of Wolverine or Matisse, as the case may be, in any further amendments or modifications to the Operative Documents submitted to the Bank for its approval (which shall be granted or withheld in good faith) as may be necessary to accomplish the assignment or transfer of the rights or interests of Wolverine or Matisse pursuant to such Sections.

    SECTION 10.5 BANK'S COVENANTS. Without affecting in any way the validity of any such notice given to Wolverine and Matisse, the Bank agrees to send to Lessee a copy of any notice of any Loan Default or Loan Event of Default that the Bank sends to either Wolverine or Matisse under the Operative Documents. Bank agrees to accept any cure from Lessee of any Loan Default or Loan Event of Default which can be cured by the payment of money, provided that Lessee reimburses Bank for any out-of-pocket costs incurred by Bank as a result of such Loan Event of Default. If Bank shall become the owner of the Property as a result of Bank's foreclosure thereon, or accepting a deed in lieu thereof, Bank shall not disturb the tenancy of Lessee under the Lease so long as no Lease Event of Default has occurred thereunder, and the protections afforded the Bank under SECTION 13 shall not be diminished by virtue of any such foreclosure or deed in lieu thereof.

                                     SECTION 11.

                         LOAN EVENTS OF DEFAULT AND REMEDIES

    SECTION 11.1. LOAN EVENTS OF DEFAULT. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or shall arise by operation of law or pursuant to any Governmental Action) shall constitute a "Loan Event of Default":

         (a) Wolverine or Matisse shall fail to observe or perform any term, covenant or condition of Wolverine or Matisse set forth in SECTIONS 10.3(c), (d), OR (h) OR 10.4(c) OR (g) hereof OR set forth in SECTION 5.1 OF THE LEASE.

         (b) Wolverine or Matisse shall fail to observe or perform any term, covenant or condition of Wolverine or Matisse under any Operative Document to which it is a party (other than those described in SECTION 11.1(a) OR
    (f) hereof), or any representation or warranty given by Wolverine or Matisse set forth in this Participation Agreement or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered by Wolverine or Matisse pursuant hereto or thereto shall be false or inaccurate in any material way, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after receipt of written notice thereof;

         (c) Wolverine or Matisse shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors,
    (iv) consent to the appointment of a receiver for itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Wolverine or Matisse or the whole or a substantial part of its property within ninety (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof;

         (d) Insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Wolverine or Matisse and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Wolverine or Matisse, a receiver of Wolverine or Matisse or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof;

         (e) One or more final non-appealable judgments, decrees or orders for the payment of money in excess of $25,000 in the aggregate shall be rendered against Wolverine or Matisse and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without Wolverine or Matisse's having obtained a written agreement delivered to Bank (or after the expiration or termination of such agreement) of the Persons entitled to enforce such judgment, decrees or orders not to enforce the same pending negotiations with Wolverine or Matisse concerning the satisfaction or other discharge of the same and without the same having otherwise been satisfied or stayed;

         (f) Any act, event or occurrence specifically described as a Loan Event of Default under any of the Operative Documents shall occur;

         (g)  The occurrence of any Lease Event of Default; or

         (h) The occurrence of any material adverse change in Wolverine's or Matisse's capital structure, ownership or consolidated assets, liabilities, results of operations, or financial condition from that in effect on the Closing Date.

    SECTION 11.2.  REMEDIES.

         (a) Upon the occurrence of a Loan Event of Default hereunder, (i) if such event is a Loan Event of Default specified in CLAUSE (c) OR (d) of
    SECTION 11.1 hereunder or SECTION 17.1(f) OR (g) OF THE LEASE, automatically, the Wolverine/Bank Loan and the Matisse/Bank Loan (with accrued interest thereon) and all other amounts owing under this Participation Agreement and the Wolverine/Bank Note and Matisse/Bank Note shall immediately become due and Loan payable, and (ii) if such event is any other Loan Event of Default, the Bank may by notice of default to Wolverine and Matisse, declare the Wolverine/Bank Loan and the Matisse/Bank Loan (with accrued interest thereon) and all other amounts owing under this Participation Agreement and the Wolverine/Bank Note and Matisse/Bank Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. If at any time the Matisse/Bank Loan shall become or be declared due and payable, then automatically, without notice, the Wolverine/Matisse Loan (including all accrued interest and all other sums due thereunder) shall be due and payable.

         (b) Upon the occurrence of any Loan Event of Default, the Bank may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder and (subject to the terms thereof) under the Wolverine/Bank Loan Documents and Matisse/Bank Loan Documents, and shall have and may exercise any and all rights and remedies available under the Uniform Commercial Code or any provision of law.

         (c) Upon the occurrence of any Loan Event of Default, the Bank may proceed to protect and enforce this Participation Agreement, the Wolverine/Bank Note, the other Wolverine/Bank Loan Documents, the Matisse/Bank Note, the other Matisse/Bank Loan Documents, the Wolverine/ Matisse Note and the other Wolverine/Matisse Loan Documents, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure, or for the appointment of a receiver or receivers for any property securing the Wolverine/Bank Loan and Matisse/Bank Loan, or for the recovery of judgment for the indebtedness thereunder or for the enforcement of any other proper, legal or equitable remedy available under any applicable law.

         (d) Subject to SECTION 14.10 and the reimbursement obligations of Lessee under the Lease, Wolverine and Matisse shall be liable for any and all accrued and unpaid amounts due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other reasonable costs and expenses incurred by the Bank by reason of the occurrence of any Loan Event of Default or the exercise of remedies with respect thereto.

         (e)  Except as expressly provided above, no remedy under this SECTION
    11.2 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under this SECTION 11.2 or under the other Operative Documents or otherwise available at law or in equity. The exercise by the Bank of any one or more of such remedies shall not preclude the simultaneous or later exercise of any other remedy or remedies. No express or implied waiver by the Bank of any Loan Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Loan Event of Default. The failure or delay or the Bank in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Bank shall not exhaust the same or constitute a waiver of any other right provided herein.

         (f) No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         (g) In the event of a Loan Event of Default that constitutes or results from a Lease Event of Default, the Bank may, pursuant to the Assignment of Lease-Related Documents, exercise all rights and remedies available to the Lessor under the Lease.

                                     SECTION 12.

                                     ARBITRATION
    SECTION 12.1.  ARBITRATION.

    (a) ARBITRATION OF CLAIMS. Except as set forth in SECTION 12.1(d), the Lessee, Wolverine, Matisse, or the Bank may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort, relating in any way to this Agreement, any loan, any of the Operative Documents, or any transaction of which this Agreement is a part (each a "Claim"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the effect of the arbitration procedure (as opposed to any Claims of any of the aforementioned parties) would be to materially impair the Bank's ability to realize (either for itself or as assignee of Matisse) on any collateral securing the Wolverine/Bank Loan, the Matisse/Bank Loan, or the Wolverine/Matisse Loan.

    (b) ARBITRATORS. If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing, and shall have substantial experience in advising clients with respect to sale-leasebacks, leveraged leases or other complex real estate transactions. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

    (c) OTHER REMEDIES. If any party institutes any judicial proceeding relating to any Claim, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (a) setoff; (b) self-help repossession; (c) judicial or non-judicial foreclosure against real or personal property collateral; (d) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

    (d) GOVERNING PROVISION. Each of the Lessee, Wolverine, Matisse, and the Bank agrees that, notwithstanding any contrary provision herein or in any other Operative Document, the provisions of this Article shall govern the arbitration of all matters described herein; provided, however, that Lessee shall have the absolute right, without arbitration, to pursue in a court of competent jurisdiction, the remedy of specific performance of any obligation of the Lessor under the Operative Documents to convey title to the Property..

                                     SECTION 13.

                                   INDEMNIFICATION

    SECTION 13.1. GENERAL INDEMNIFICATION. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, relating to or arising out of:

         (a) any of the Operative Documents or any of the transactions contemplated thereby or any violation thereof, and any amendment, modification or waiver in respect thereof;

         (b)  the Property, the Lease or any part thereof or interest therein;

         (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to SECTIONS 16.2, 16.3, 16.4, 17.2(c), 17.2(e) OR 17.4 OF THE
    LEASE or any sale pursuant to ARTICLES XX OR XXII OF THE LEASE), return or other disposition of all or any part or any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation, any of the following relating to the Property: (1) Claims or penalties arising from any violation of federal, state or local law, rule, regulation or order or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof,
    (5) any Claim of patent, trademark or copyright infringement, (6) Claims arising from any public improvements with respect to the Property resulting in any charge or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, and (7) Claims arising from any condition of the Property, the Improvements or any street, curb or sidewalk adjoining the Property, or of any passageways or spaces therein or appurtenant thereto.

         (d) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

         (e) the existence of any Lien on or with respect to the Property, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, Wolverine, Matisse, any prior owner of the Land or any of their contractors or agents or by reason of the financing of the Property or any personalty or equipment purchased or leased by the Lessee or Improvements or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Bank, Wolverine or Matisse arising under the Operative Documents;

         (f) the transactions contemplated by the Lessee hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of

    Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code (provided that (i) Wolverine shall not be entitled to indemnification under this CLAUSE (f) if it shall have been determined by a court of competent jurisdiction to have breached the representation made by it in SECTION 8.1(1) hereof and (ii) Matisse shall not be entitled to indemnification under this CLAUSE (f) if it shall have been determined by a court of competent jurisdiction to have breached the representation made by it in SECTION 8.2(l) hereof);

         (g)  [Reserved];

         (h) any act or negligence of the Lessee, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any Person, in or about the Property, or upon the sidewalk and the land adjacent thereto;

         (i) the occurrence of any Loan Default described in SECTION 11.1(c) OR (d) of this Agreement;

         (j) any disclosure requirements of Lessee or in favor of any of Lessee's security holders under applicable securities laws or any financial reporting requirements under applicable laws relating to the Lessee, the Property, or the transactions contemplated by the Operative Documents.

    PROVIDED, HOWEVER, that the Lessee shall not be required to indemnify an Indemnitee (herein, an "Excluded Indemnitee") under this SECTION 13.1 for any of the following:

              (i) Any Claim to the extent resulting from the willful misconduct or gross negligence of such Excluded Indemnitee (it being understood that the Lessee shall, except as otherwise provided in this
         SECTION 13.1, be required to indemnify each Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim);

              (ii) Any Claim to the extent resulting from Lessor Liens attributable to such Excluded Indemnitee or from a transfer by such Excluded Indemnitee in violation of the Operative Documents;

              (iii) Any Claim to the extent resulting from the wrongful failure of such Indemnitee to pay to any other party to this Agreement, as required by the Operative Documents, any funds received by such Excluded Indemnitee;

              (iv) Any Imposition or other claims for Taxes; or

              (v) any Claim arising as a result of the violation by an Indemnitee of any federal or state banking or securities law, rule or regulation;

    provided, further, that nothing contained herein shall limit the obligations of the Lessee to indemnify all Indemnitees other than the Excluded Indemnitee as a result of any of the acts or occurrences described in CLAUSES (i), (ii) OR (iii) above.

    It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any indemnitee under this
    SECTION 13.1, this SECTION 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Wolverine/Bank Loan, the Matisse/Bank Loan or the Wolverine/Matisse Loan. Each of Wolverine and Matisse agrees to execute such documents and perform such acts as may be necessary to enable Lessee to perform its indemnification obligations hereunder.

    SECTION 13.2.  END OF TERM INDEMNITY.

         (a) If the Lessee elects the Remarketing Option and there would, after giving effect to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Termination Date or Maturity Date, as the case may be, and as a condition to the Lessee's right to complete the remarketing of the Property pursuant to SECTION 22.1 OF THE LEASE, as the case may be, the Lessee shall cause to be delivered to the Lessor at least sixty (60) days prior to the Expiration Date in the case of a marketing pursuant to SECTION 22.1 OF THE LEASE, at the Lessee's sole cost and expense, both (i) an appraisal of the Property by an appraiser selected by the Lessor and reasonably satisfactory to the Lessee and the Bank and (ii) a report from such appraiser in form and substance satisfactory to the Bank which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Property from that anticipated for the Property upon completion (such appraisal and report to be referred to as the "END OF THE TERM REPORT").

         (b) Prior to the Termination Date or Expiration Date, as the case may be, the Lessee shall pay to the Lessor an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report indicates was the result of a decline in the Fair Market Sales Value of the Property due to:

              (i) the failure of the Lessee to maintain the Property in the condition acquired on the Closing Date, as improved pursuant to the Plans and Specifications (ordinary wear and tear excepted) or the failure of the

         Lessee to maintain the Property in accordance with the Maintenance Standard;

              (ii) any modification made to, or any rebuilding of, the Property or any part thereof by the Lessee; or

              (iii) the existence of any Hazardous Activity, Hazardous Substance or Hazardous Conditions; or

              (iv) any restoration or rebuilding carried out by the Lessee; or

              (v)  any condemnation of any portion of the Property pursuant to
         ARTICLE XV OF THE LEASE (except to the extent the proceeds thereof previously applied to reduce the Asset Termination Value or the principal balances of the Wolverine/Bank Loan or the Matisse/Bank
         Loan); or

              (vi) any use of the Property or any part thereof by the Lessee other than as permitted by the Operative Documents or by any sublessee; or

              (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to SECTION 12.2 OF THE LEASE; or

              (viii) the failure of the Lessor to have good and marketable title to the Improvements and a valid fee estate in the Land Interest free and clear of all Liens and exceptions to title (except for Permitted Exceptions), whether or not such Liens or exceptions to title existed on the Closing Date or were disclosed in any title report; PROVIDED, that any portion of the Shortfall Amount that is (A) attributable to the existence of Lessor Liens or Liens shown on the policy of title insurance delivered pursuant to SECTION 6.1 hereof or
         (B) offset by the proceeds of title insurance payable under such policy, shall not be subject to indemnification under this SECTION 13.2.

    SECTION 13.3. ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this SECTION 13, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, which such Indemnitee becomes subject to with respect to with the Property, the transactions contemplated by the Operative Documents or any other matter referred to in SECTIONS 13.1(a)-(h) arising in whole or in part, out of:

         (a) the presence on or under the Property of any Hazardous Substances, or any Hazardous Activity, or any Releases of any Hazardous Substances on, under, from or onto the Property at any time;

         (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Property, and whether by the Lessee, the Lessor (if such activity was undertaken with the consent or at the direction of the Lessee), any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, the Lessor, or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Substances that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Property; provided that this SUBSECTION 13.3(b) shall not apply with respect to the Lessor, its officers, directors, shareholders, employees, agents and assigns in the case of any activity carried on by the Lessor, its officers, directors, shareholders, employees, agents or assigns without the written consent of Lessee.

         (c) loss of or damage to any property or the environment (including, without limitation, cleanup costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws as a result of any condition of the Property;

         (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records as a result of any condition of the Property; or

         (e) any residual contamination on or under the Property, or affecting any natural resources, or any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Environmental Laws;

PROVIDED, HOWEVER, the Lessee shall not be required to indemnify an Indemnitee under this SECTION 13.3 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (IT BEING UNDERSTOOD that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim), (2) subject to the provisions SECTION 15.2 OF THE LEASE, any Claim to the extent attributable to the initial introduction onto the Property of any Hazardous Substances after the consummation of a purchase of the Property by Lessee or a third party in accordance with the Lease or the cessation of occupancy of the Property by Lessee as a result of the completion of foreclosure, eviction or other dispossessory remedies against Lessee (other than as a result of migration, flowage, percolation, diffusion or other movement of Hazardous Substances present on the Property prior to any such purchase or cessation of occupancy), (3) any Imposition or other claims for Taxes of the type(s) described in SECTION 13.5 or (4) any Claims of the type(s) described in SECTIONS
13.2 (only with respect to claims in respect of a decline in the Fair Market Sales Value of the Property and the Lessee's exercise of the Remarketing Option), 13.6, 13.8 and 13.10. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration, termination, reconveyance or release of, and shall be separate and independent from any remedy under, the Lease or any other Operative Document.

    SECTION 13.4.  PROCEEDINGS IN RESPECT OF CLAIMS.

         (a) With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of SECTION 13.1 or 13.3, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee or an affiliate, officer, director, employee, agent or assign of such Indemnitee to substantiate properly the requested payment;

         (b) In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding (and such Indemnitee is reasonably satisfied that Lessee is capable of doing so), and the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such indemnitee shall reasonably request, and PROVIDED FURTHER, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (i) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a

    Permitted Exception) on the Property or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk or
    (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (ii) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), (such Indemnitee hereby agreeing to cooperate with Lessee in efforts to sever such claims) or (iii) a Lease Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 13.1 or without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

         (c) Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by SECTION 13.1 or 13.3. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 13.L or 13.3 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under SECTION 13.1 or 13.3 with respect to such Claim.

         (d)  Upon payment in full of any Claim by the Lessee pursuant to
    SECTION 13.1 or 13.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

         (e)  Any amount payable to an Indemnitee pursuant to SECTION 13.1 or
    13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee.

    SECTION 13.5.  GENERAL IMPOSITIONS INDEMNITY.

         (a) INDEMNIFICATION. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

         (b)  PAYMENTS.

              (i) Subject to the terms of SECTION 13.5(F), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Indemnitee's reasonable request, furnish to such Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

              (ii) In the case of Impositions for which no contest is conducted pursuant to SECTION 13.5(f) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses an Indemnitee, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Indemnitee describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to SECTION 13.5(f), the Lessee shall pay such Impositions or reimburse such Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to SECTION 13.5(a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under SECTION 13.5(f).

              (iii) Impositions imposed with respect to the Property for a period during which the Lease expires or terminates (unless the Lessee has exercised the Renewal Option or the Purchase Option with respect to the Property) shall be adjusted and prorated on a daily basis between the Lessee and Wolverine, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

              (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to SECTION 13.5(a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of 5% or more of the payment as computed by the Indemnitee, in which case such fee shall be paid by the Indemnitee.

              (v) In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Impositions (or deduction or withholding thereof) paid by the Lessee or for which the Indemnitee has been reimbursed by the Lessee, the Indemnitee shall within ten (10) days remit the amount of such refund (or like adjustment) to the Lessee, net of all reasonable costs and expenses incurred by such Indemnitee.

         (c)  REPORTS AND RETURNS.

              (i) Except as provided in Section 13.5(c)(ii), the Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property.

              (ii) In the case of real property, personal property tax and other ad valorem tax returns with respect to the Property (or any portion thereof) that are required to be filed by or in the name of an Indemnitee and in the case any other report or tax return which shall be required to be made with respect to any obligations of the Lessee under or arising out of SECTION 13.5(a) and of which the Lessee has knowledge or should have knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Indemnitee of such requirement and (except if such Indemnitee notifies the Lessee that such Indemnitee intends to file such report or return) and: (A) to the extent required or permitted by and consistent with Requirements of Law, shall make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnitee, shall advise such Indemnitee of such fact and prepare such return, statement or report for filing by such Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of SECTION 13.5(a), provide such Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of SECTION 13.5(a). Such Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by-such Indemnitee (and not otherwise available to or within the control of the Lessee) with respect to the Property which the Lessee may reasonably require to prepare any required tax returns or reports.

              (iii) If pursuant to SECTION 13.5(c)(ii) an Indemnitee notifies the Lessee of its intention to file a return or report itself with respect to the Property (or any portion thereof) or with respect to a Tax or Imposition for which such Indemnitee is entitled to indemnification pursuant to this SECTION 13.5 or if Lessee has prepared a return or report for filing by an Indemnitee pursuant to
         SECTION 13.5(c)(ii)(b), such Indemnitee shall timely file such return and provide a copy of such return to the Lessee within ten days after it is filed. Prior to filing any return with respect to the Property (or any portion thereof), an Indemnitee shall consult with Lessee as to the proposed form of the return and shall provide a copy of the proposed return to Lessee at least ten days before such return is due.

              (iv) Each Indemnitee shall promptly forward to Lessee, by means calculated to provide Lessee with sufficient time to respond, any correspondence or other written communication received from a taxing authority or jurisdiction with respect to the Property (or any portion thereof).

         (d) INCOME INCLUSIONS. If as a result of the payment or reimbursement by the Lessee of any expenses of Wolverine, Matisse or the Bank or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Documents, Wolverine, Matisse, or any Bank shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify such Persons (without duplication of any indemnification required by SECTION 13.5(a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by such person in respect thereof, as well as any interest, penalties and additions to tax payable by Wolverine, Matisse, the Bank or such Affiliate, in respect thereof, provided that the amount of such tax increase and savings shall be calculated based on the following assumptions: (A) the Indemnitee is, and will be, taxed at the highest marginal rate for all Taxes; and (B) the Indemnitee will claim, and will be able to fully utilize in the year in which they are first allowable, all tax deductions, credits and other tax benefits that are allowable with respect to such expense, payment or reimbursement (including, without limitation, the federal income tax deduction for state and local income taxes).

         (e) WITHHOLDING TAXES. As between the Lessee on one hand, and Wolverine, Matisse or the Bank on the other hand, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless Wolverine, Matisse and the Bank (without duplication of any indemnification required by SECTION 13.5(a)) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of payments with respect to the Wolverine/Bank Loan, the Matisse/Bank Loan or the Wolverine/Matisse Loan and with respect to Rent payments under the Lease or payments of the Asset Termination Value (and, if Wolverine, Matisse or the Bank receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of Wolverine, Matisse or the Bank). Notwithstanding the foregoing, the Lessee shall not be required to indemnify for such withholding taxes to the extent that (i) they are actually creditable against a pre-existing net income tax liability of the Person receiving the payment subject to withholding, or
    (ii) arise as a result of an assignment, participation, or syndication by the Bank of its rights under the Operative Documents to a Person who is not a "United States person" within the meaning of Code Section 7701(a)(30). Any taxes withheld with respect to any payment pursuant to the previous sentence shall be deemed, for purposes of the Operative Documents, to have been paid to the Person to whom the payment was due and shall be credited as though such payment had been made to the Person to whom the payment was due. Wolverine, Matisse and the Bank shall use commercially reasonable efforts to avoid withholding, including, without limitation, timely filing all necessary forms with the appropriate taxing authorities and Lessee as are required to avoid the imposition of such withholding, PROVIDED, that such efforts shall not include the incurrence of any expense or submitting to taxation in any jurisdiction where they were not previously subject to tax.

         (f)  CONTESTS OF IMPOSITIONS.

              (i) If a written claim is made against any Indemnitee or if any proceeding shall be commenced against such Indemnitee (including a written notice of such proceeding), for any Impositions, or an Indemnitee receives a "thirty day letter" from the Internal Revenue Service or similar notice of proposed adjustment from the Internal Revenue Service or any state or local taxing authority; such Indemnitee shall promptly notify the Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of the Lessee for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnitee shall, in such notice to the Lessee, inform the Lessee of such shorter period, and no action shall be taken with respect to such claim or proceeding without the consent of the Lessee before two (2) days before the end of such shorter period; provided, further, that the failure of such Indemnitee to give the notices referred to in this sentence shall not diminish the Lessee's obligation hereunder except to the extent such failure precludes the Lessee from contesting all or part of such claim.

              (ii) If, within thirty (30) days of receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified the Lessee is required by law or regulation for the Indemnitee to commence such contest), the Lessee shall request in writing that such Indemnitee contest such Imposition, the Indemnitee shall, at the expense of the Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnitee, the Indemnitee, at the Lessee's request, shall allow the Lessee to conduct and control such contest and (B) in the case of any contest, the Indemnitee may request the Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Lessee from time to time.

              (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions with respect to the prosecution of the consent ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnitee shall waive its rights to any indemnity from the Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority, the contest of which is precluded by reason of such resolution of such claim) and shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this SECTION 13.5 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

              (iv) Notwithstanding the foregoing provisions of this SECTION 13.5, an Indemnitee shall not be required to take any action and the Lessee shall not be permitted to contest any Impositions in its own name or that of the Indemnitee unless (A) the Lessee shall have agreed to pay and shall pay to such Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) in the case of a claim that must be pursued in the name of an Indemnitee (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which the Lessee may be liable to pay an indemnity under this SECTION 13) exceeds $10,000, (C) the Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Lessee shall provide to the Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax cost to such Indemnitee), (E) in the case of a claim that must be pursued in the name of an Indemnitee (or an Affiliate thereof), the Lessee shall have provided to such Indemnitee an opinion of independent tax counsel selected by the Indemnitee and reasonably satisfactory to the Lessee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse judicial determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Lease Event of Default hereunder shall have occurred and be continuing. In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest completed in accordance with the provisions of this SECTION 13.5, which decision has become final unless there shall have been a change in law (or interpretation thereof) and the Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to the Indemnitee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnitee will prevail in such contest.

         (g)  DOCUMENTATION OF WITHHOLDING STATUS.

              (i) Any party to the Operative Documents that is organized under the laws of a jurisdiction outside of the United States of America, shall on or before the date it is to receive any payment under any Operative Document, deliver to the Bank and the Lessee any certificates, documents, or other evidence that shall be required by the Code or Treasury Regulations issued pursuant thereto to establish its exemption from United States Federal withholding requirements, including two valid, duly completed, original copies of Internal Revenue Service Form 1001 or

         Form 4224 or successor applicable form, properly and duly executed, certifying in each case that such party is entitled to receive payments pursuant to the Operative Documents without deduction or withholding of United States Federal income taxes.

              (ii) Each Person required to deliver any form pursuant to CLAUSE
         (i) above shall, on or before the date that such form expires or becomes obsolete, or after the occurrence of any event requiring a change in the most recent such form previously delivered to the Bank and the Lessee, deliver to the Bank and the Lessee two further valid, duly completed, original copies of any such form or certification, properly and duly executed.

         (h) LIMITATION ON TAX INDEMNIFICATION. The Lessee shall not be required to indemnify any Indemnitee, or to pay any increased amounts to any Indemnitee or tax authority with respect to any Impositions pursuant to this SECTION 13.5 to the extent that (i) any obligation to withhold, deduct, or pay amounts with respect to Tax existed on the date such Indemnitee became a party to any Operative Document (and, in such case, the Lessee may deduct and withhold such Tax from payments pursuant to the Operative Documents), or (ii) such Indemnitee fails to comply with the provisions of SECTION 13.5(g) (and, in such case, the Lessee may deduct and withhold all Taxes required by law as a result of such noncompliance from payments made by the Lessee pursuant to the Operative Documents).

         (i) COOPERATION BY INDEMNITEES. Each Indemnitee agrees it will conduct its negotiations and any administrative and judicial proceedings under this SECTION 13.5 concerning any Imposition reasonably and in good faith. Each Indemnitee shall provide Lessee with information, at Lessee's expense, and shall confer with Lessee or Lessee's independent tax counsel about the progress and course of any audit, contest or proceeding, as Lessee may reasonably request from time to time. Each Indemnitee shall provide to Lessee a copy of any written notice from the Internal Revenue Service or state or local taxing authority of any adjustment or tax for which Lessee is liable pursuant to this SECTION 13.5 and shall use its best efforts to provide Lessee's counsel the opportunity to review and comment in advance on submissions to such taxing authorities (including the Internal Revenue Service) contesting such adjustment or tax. Without limiting the foregoing, each Indemnitee agrees to cooperate in all reasonable respects with any property tax appeal requested by Lessee, and shall execute such documents as Lessee may reasonably request in connection therewith.

    SECTION 13.6. FUNDING LOSSES. In the event of (a) any failure to borrow or accept a Eurodollar Advance or to continue or convert into a Eurodollar Advance after the Lessee has given (or is deemed to have given) a Funding Request or a Conversion/Continuation Request therefor; (b) any failure to pay a Eurodollar Advance on the Termination Date after the Lessee has given a notice in accordance with
SECTION 20.1 OF THE LEASE; (c) the prepayment of a Eurodollar Advance on a day which is not the last day of the Interest or Rental Period with respect thereto; or (d) the conversion of any Eurodollar Advance to a Alternate Base Rate Advance on a day that is not the last day of the Interest or Rental Period with respect thereto, then the Lessee shall reimburse the Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties (such amount or amounts to include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount not borrowed or otherwise obtained, not prepaid, prepaid, or converted for the period from the date of such failure to borrow, failure to prepay, prepayment, or conversion to the last day of then current Interest or Rental Period (or in the case of a failure to borrow, the Interest or Rental Period which would have commenced on the date of such failure) at the interest rate applicable to that Eurodollar Advance, over (ii) the amount of interest that would accrue to the Bank on such amount at the Eurodollar Rate in effect on such date by placing such amount on deposit for a comparable period with leading banks in the London interbank market), PROVIDED that the Bank shall have delivered to the Lessee a certificate as to the amount of such loss or expense, which certificate shall constitute prima facie evidence of the matters set forth therein. The Bank will, at the request of the Lessee, furnish such additional information concerning the determination of such loss as the Lessee may reasonably request.

    SECTION 13.7.  [RESERVED]

    SECTION 13.8. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If Bank shall have determined that reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest or Rental Period with respect to a proposed Eurodollar Advance, Bank will forthwith give notice of such determination to the Lessee. Thereafter, the obligation of the Bank to make or maintain Eurodollar Advances hereunder shall be suspended until Bank revokes such notice in writing. Upon receipt of such notice, the Lessee may revoke any Funding Request or Conversion/Continuation Request then submitted by it. If the Lessee does not revoke such notice, the Bank shall make, convert or continue the Loan or Lease Advances, as proposed by the Lessee, in the amount specified in the applicable notice submitted by the Lessee, but such Loan and Lease Advances shall be made, converted or continued as Alternate Base Rate Advances instead of Eurodollar Advances.

    SECTION 13.9. ILLEGALITY. If, on or after the date of this Participation Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to purchase, maintain or fund Loan or

Lease Advances in any Eurodollar Advance and the Bank shall so notify the Lessee, whereupon until the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to fund in any such Eurodollar Advance shall be suspended. Before giving any notice pursuant to this Section, the Bank shall, if practicable, with the consent of the Lessee (which consent shall not unreasonably be withheld), designate a different funding office (if one exists) if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, adversely affect the Bank. If such notice is given
(i) the Lessee shall be entitled upon its request to a reasonable explanation of the factors underlying such notice and (ii) each Eurodollar Advance then outstanding shall begin to bear interest or Basic Rent at the Alternate Base Rate either (a) on the last day of the then current Interest or Rental Period applicable to such Loan or Lease Advance if the Bank may lawfully continue to maintain and fund such to such day or (b) immediately if the Bank shall determine that it may not lawfully continue to maintain and fund such Eurodollar Advance to such day.

    SECTION 13.10.  INCREASED COST AND REDUCED RETURN.

         (a) In the event that, after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Bank with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) does or shall subject the Bank to any additional tax of any kind whatsoever with respect to the Operative Documents or any Loan or Lease Advance, or change the basis or the applicable rate of taxation of payments due under the Operative Documents to the Bank or any other amount payable hereunder (except for the imposition of or change in any tax on or measured by the overall net income of the Bank (other than any such tax imposed by means of withholding) or otherwise excluded from the tax indemnification in SECTION 13.5);

              (ii) does or shall impose, modify or hold applicable any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank which are not otherwise included in determination of the rate of interest on Eurodollar Advances hereunder; or

              (iii) does or shall impose on the Bank any other condition with respect to the Operative Documents or any class of Loan or Lease Advances or commitments of which the Loan or Lease Advances or the Bank's Commitment forms a part;

    and the result of any of the foregoing is to increase the cost to the Bank of making, funding or maintaining any Eurodollar Advance or to reduce any amount receivable hereunder with respect thereto, then in any such case, the Lessee shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable which the Bank deems to be material.

         (b) If the Bank shall have determined that the adoption after the Closing Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank (or any entity directly or indirectly controlling the Bank) as a consequence of the Bank's obligations under the Operative Documents to a level below that which the Bank (or any entity directly or indirectly controlling the Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, and such reduction is not reflected in the Eurodollar Rate or Alternate Base Rate, as the case may be, then from time to time, within fifteen (15) days after demand by the Bank, the Lessee shall pay to the Bank such additional amount or amounts as will compensate the Bank (or its parent) for such reduction.

         (c) The Bank will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will, if practicable, with the consent of the Lessee (which consent shall not unreasonably be withheld), designate a different funding office or take any other reasonable action if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. This Section shall survive the termination of this Participation Agreement and payment of the outstanding Loan Advances.

    SECTION 13.11. INDEMNITY PAYMENTS IN ADDITION TO RESIDUAL VALUE GUARANTEE AMOUNT; SURVIVAL. The Lessee acknowledges and agrees that its obligations to make indemnity payments under this SECTION 13 are separate from, in addition to, and do not reduce, its obligation to pay the Residual Value Guarantee Amount under the Lease. The agreements and obligations of the Lessee in this SECTION 13 shall survive the payment of all other obligations due under the Operative Documents.

                                     SECTION 14.

                                    MISCELLANEOUS

    SECTION 14.1. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the construction of any Improvements, any disposition of any interest of Wolverine in the Property or any Improvements, payment of the Wolverine/Bank Loan, the Matisse/Bank Loan and the Wolverine/ Matisse Loan and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration, termination, reconveyance or release of any thereof. All references in the Operative Documents to the "Guarantor" and to the "Guarantor" are hereby declared to be null, void and of no effect.

    SECTION 14.2. NO BROKER, ETC. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act; PROVIDED, that the Lessee has retained The Staubach Company and shall be solely responsible for the payment of its fees and expenses. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

    SECTION 14.3. NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Wolverine, the Lessee, Matisse or the Bank under this Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered to such Person at its respective facsimile number or address set forth in SCHEDULE 2 (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and. communications shall be effective (a) when sent by overnight service of recognized standing upon delivery; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, three (3) Business Days after mailing; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt as indicated in the sender's facsimile activity report. In the event that delivery by mail overnight delivery service, courier or personal service is refused, delivery shall be deemed to occur on the date that delivery is refused.

    SECTION 14.4. COUNTERPARTS. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 14.5. AMENDMENTS. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Lessee, Wolverine, Matisse and the Bank.

    SECTION 14.6. HEADINGS, ETC.. The Table of Contents and headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

    SECTION 14.7. PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Participation Agreement are intended for the benefit of any Person except the parties hereto. Subject to the provisions of
SECTION 25.1 of the Lease, the Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Bank. In the event that the Bank assigns or transfers any of the Operative Documents in whole or in part, or any rights or interest therein, to more than one person or entity, Bank shall designate in writing one person to whom notices may be sent on behalf of both Bank and any assignee or transferee thereof. Neither Wolverine nor Matisse may assign any of its rights and obligations under the Operative Documents (including any right, title and interest in and to the Property) to another Person, without the prior written consent of the Bank and the Lessee. Subject to the foregoing, this Participation Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

SECTION 14.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF OREGON (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT IF THE BANK HAS GREATER RIGHTS OR REMEDIES UNDER FEDERAL LAW, THEN SUCH RIGHTS AND REMEDIES UNDER FEDERAL LAW WILL ALSO BE AVAILABLE TO THE BANK.

    SECTION 14.9. SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 14.10. LIMITATIONS OF WOLVERINE AND MATISSE'S LIABILITY. Except in the case of the representations, warranties and covenants of Wolverine and Matisse made in SECTIONS 8.1, 8.2, 10.3(a), (c), (d), (f) AND (h), AND 10.4(a),
(c), (e), (f), (g) AND (h), and except in the case of the gross negligence or willful misconduct of Wolverine and Matisse, as to which individual liability shall attach to the extent of any damages resulting therefrom, anything in this Participation Agreement to the contrary notwithstanding, neither the Bank nor any other holder of the Wolverine/Bank Note, the Matisse/Bank Note or the Wolverine/Matisse Note, nor the successors or assigns of any said Persons, shall have any claim, remedy or right to proceed against Wolverine and Matisse or any past, present or future stockholder, subscriber or capital stock, officer, employee, director, incorporator or partner of Wolverine and Matisse whether by virtue of any constitutional provision, statute or rule of law or by enforcement of any penalty or assessment or otherwise, for the payment of any deficiency of any other sum owing on account of the indebtedness evidenced by the Wolverine/Bank Note, the Matisse/Bank Note or the Wolverine/Matisse Note or for the payment of any liability resulting from the breach of any representation, agreement or warranty of any nature whatsoever in this Participation Agreement or any other Operative Document, from any source other than the collateral for the Wolverine/Bank Loan, the collateral for the Matisse/Bank Loan, and the collateral for the Wolverine/Matisse Note (excluding the Excepted Payments), and the Bank and each holder of the Wolverine/Bank Note, the Matisse/Bank Note and the Wolverine/Matisse Loan agree to look solely to the collateral for the Wolverine/Bank Loan, the collateral for the Matisse/Bank Loan, and the collateral for the Wolverine/Matisse Note (excluding the Excepted Payments) for the payment of said indebtedness or the satisfaction of such liability; PROVIDED, HOWEVER, that nothing herein contained shall limit, restrict or impair the rights of the Bank to accelerate the maturity of the Wolverine/Bank Note, the Matisse/Bank Note or the Wolverine/Matisse Note upon a Loan Event of Default or, subject to the limitations hereinabove described, to bring suit and obtain a judgment against Wolverine on the Wolverine/Bank Note and the Wolverine/Matisse Loan and Matisse on the Matisse/Bank Note or to exercise all rights and remedies provided under this Participation Agreement or otherwise realize upon the collateral for the Wolverine/Bank Loan, the collateral for the Matisse/Bank Loan and the collateral for the Wolverine/Matisse Note, including, without limitation, the rights under the Matisse Shareholder Subscription Pledge and against the shareholders in Matisse under the Matisse Subscription Agreements granted thereby and in accordance with the express terms of the Matisse Shareholder Subscription Pledge.

    SECTION 14.11. FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, subordinations, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Wolverine, Matisse or the Bank shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

    SECTION 14.12. SUBMISSION TO JURISDICTION. Each of the Lessee, Wolverine, Matisse and the Bank hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Oregon and of any Oregon State court sitting in Portland, Oregon for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. Each of the Lessee, Wolverine, Matisse and the Bank irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

    SECTION 14.13. WAIVER OF JURY TRIAL. EACH OF THE LESSEE, WOLVERINE, MATISSE AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 14.14. USURY SAVINGS CLAUSE. Nothing contained in this Participation Agreement or the other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee, Wolverine, Matisse or any other Person in excess of the amount which may be lawfully charged under any applicable usury laws. In the event that the Bank, Wolverine, Matisse or any other Person shall collect moneys under this Participation Agreement or any other Operative Document, which are deemed to constitute interest (including, without limitation, the Basic Rent or Supplemental Rent) which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Person to whom such payment was made, be returned to the Person making such payment or credited against other amounts owed by the person making such payment.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

WARNING: UNLESS THE BANK IS PROVIDED WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE OPERATIVE DOCUMENTS,

THE BANK MAY PURCHASE INSURANCE AT THE LESSEE'S EXPENSE TO PROTECT THE BANK'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT THE LESSEE'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE THE BANK PURCHASES MAY NOT PAY ANY CLAIM THE PARTIES HERETO MAKE OR ANY CLAIM MADE AGAINST ANY OF SUCH PARTIES. THIS COVERAGE MAY BE CANCELED LATER BY PROVIDING EVIDENCE THAT PROPERTY COVERAGE HAS BEEN OBTAINED ELSEWHERE. THE LESSEE IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY THE BANK. THE COST OF THIS INSURANCE MAY BE ADDED TO THE LESSEE'S CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO THE LESSEE'S CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE THE LESSEE'S PRIOR COVERAGE LAPSED OR THE DATE THE LESSEE FAILED TO PROVIDE PROOF OF COVERAGE. THE COVERAGE THE BANK PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE THE LESSEE CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY

ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

    IN WITNESS WHEREOF, the undersigned has executed this Participation Agreement as of the day and year first hereinabove written.

                        MATISSE        MATISSE HOLDING COMPANY, a Texas
                                       corporation



                                       By:   /s/ Kristen S. Markham
                                             -----------------------------------
                                       Name:     Kristen S. Markham
                                             -----------------------------------
                                       Its:      Vice President
                                             -----------------------------------


                        LESSEE TRIQUINT SEMICONDUCTOR, INC., a California corporation



                                       By:   /s/ Joseph I. Martin
                                             -----------------------------------
                                       Name:     Joseph I. Martin
                                             -----------------------------------
                                       Its:      CFO
                                             -----------------------------------
                        WOLVERINE      WOLVERINE LEASING CORP., a Texas
                                       corporation



                                       By:   /s/ Kristen S. Markham
                                             -----------------------------------
                                       Name:     Kristen S. Markham
                                             -----------------------------------
                                       Its:      Vice President
                                             -----------------------------------

                        BANK           UNITED STATES NATIONAL BANK OF
                                       OREGON, a national banking association



                                       By:   /s/ Jeff A. Killian
                                             -----------------------------------
                                       Name:     Jeff A. Killian
                                             -----------------------------------
                                       Its:      Vice President
                                             -----------------------------------